EXHIBIT 4.4

MAYTAG CORPORATION SALARY SAVINGS PLAN

(As Amended and Restated Effective September 1, 2004)

(WORKING COPY THROUGH THE FOURTH AMENDMENT)

NOTE:  This document is a “working copy” that compiles the most recent restatement of the plan and various amendments that have been adopted since that restatement through the amendment referenced above into a single document for the convenience of the reader.  This working copy has not been officially adopted by the company, and is not the legal “plan document.”  It also does not attempt to track such things as the effective dates of particular amendments, or to show the history of amendments that have been changed or superseded by later amendments.  To determine the exact plan provisions that were in effect on a particular date, it is necessary to consult the actual plan document and amendments.

MAYTAG CORPORATION SALARY SAVINGS PLAN

TABLE OF CONTENTS

ARTICLE I	INTRODUCTION	1
1.1	PURPOSE OF THE PLAN	1
1.2	QUALIFIED PROFIT SHARING PLAN (WITH 401(K) ARRANGEMENT); QUALIFIED EMPLOYEE STOCK OWNERSHIP PLAN	1
1.3	PLAN DOCUMENT	1
1.4	EFFECTIVE DATE OF DOCUMENT	1

ARTICLE II	DEFINITIONS AND CONSTRUCTION	2
2.1	DEFINITIONS	2

ARTICLE III	PARTICIPATION	10
3.1	START OF PARTICIPATION	10
3.2	END OF PARTICIPATION	11

ARTICLE IV	EMPLOYEE CONTRIBUTIONS	11
4.1	BEFORE-TAX CONTRIBUTIONS	11
4.2	AFTER-TAX CONTRIBUTIONS	12
4.3	ROLLOVERS	12
4.4	TIMING AND FORM OF CONTRIBUTION; COMPONENT	12

ARTICLE V	EMPLOYER CONTRIBUTIONS	13
5.1	MATCHING CONTRIBUTIONS	13
5.2	TIMING AND FORM OF CONTRIBUTION; COMPONENT	14

ARTICLE VI	CONTRIBUTION LIMITS	14
6.1	CODE SECTION 402(G) LIMIT ON BASE BEFORE-TAX CONTRIBUTIONS	14
6.2	CODE SECTION 401(K) NONDISCRIMINATION TEST	15
6.3	MAXIMUM ANNUAL ADDITIONS	17
6.4	DEDUCTION LIMIT	17

ARTICLE VII	ACCOUNTS	17
7.1	ACCOUNTS	17
7.2	VALUATION OF ACCOUNTS	18
7.3	STATEMENTS	20
7.4	VOTING RIGHTS ON MAYTAG STOCK	21
7.5	TENDER OR EXCHANGE OFFERS REGARDING MAYTAG STOCK	21

ARTICLE VIII	INVESTMENT OF ACCOUNTS	22
8.1	MAYTAG STOCK-ESOP COMPONENT	22
8.2	INVESTMENT OPTIONS-NON-ESOP COMPONENT	22
8.3	DIVIDENDS ON ALLOCATED SHARES – PASS-THROUGH OPTION	24
8.4	PARTICIPANT LOAN PROGRAM	25

ARTICLE IX	VESTING	25

ARTICLE X	WITHDRAWALS WHILE EMPLOYED	25
10.1	WITHDRAWALS FOR HARDSHIP	25
10.2	WITHDRAWALS AFTER AGE 59½	26
10.3	WITHDRAWAL PROCEDURES; ACCOUNT ORDERING	27

ARTICLE XI	DISTRIBUTIONS AFTER TERMINATION	27
11.1	BENEFIT ON TERMINATION OF EMPLOYMENT	27
11.2	TIME, FORM AND MEDIUM OF DISTRIBUTION	27
11.3	CASH-OUT OF SMALL ACCOUNTS	28
11.4	MINIMUM DISTRIBUTION RULES APPLICABLE TO A PARTICIPANT	28
11.5	DISTRIBUTION PROCEDURES	28

ARTICLE XII	DISTRIBUTIONS AFTER DEATH	29
12.1	BENEFIT ON DEATH	29
12.2	TIME, FORM AND MEDIUM OF DISTRIBUTION	29
12.3	BENEFICIARY DESIGNATION	29
12.4	MULTIPLE BENEFICIARIES	30
12.5	CASH-OUT OF SMALL ACCOUNTS	30

i

12.6	MINIMUM DISTRIBUTION RULES APPLICABLE TO A BENEFICIARY	31

ARTICLE XIII	MISCELLANEOUS BENEFIT PROVISIONS	31
13.1	VALUATION OF ACCOUNTS FOLLOWING TERMINATION OF EMPLOYMENT	31
13.2	DIRECT ROLLOVER OPTION	31
13.3	MISSING PARTICIPANTS OR BENEFICIARIES	32
13.4	DISTRIBUTION TO ALTERNATE PAYEE	32
13.5	BROKERAGE FEES	32
13.6	OTHER SPECIAL RULES RELATING TO MAYTAG STOCK	32
13.7	NO OTHER BENEFITS	35
13.8	SOURCE OF BENEFITS	35
13.9	INCOMPETENT PAYEE	35
13.10	NO ASSIGNMENT OR ALIENATION OF BENEFITS	35
13.11	PAYMENT OF TAXES	35
13.12	CONDITIONS PRECEDENT	35

ARTICLE XIV	TRUST FUND	35
14.1	COMPOSITION	35
14.2	NO DIVERSION	35
14.3	LIABILITY FOR LOSS	36

ARTICLE XV	ADMINISTRATION	36
15.1	ADMINISTRATION	36
15.2	CERTAIN FIDUCIARY PROVISIONS	37
15.3	PAYMENT OF EXPENSES	37
15.4	ALLOCATION AND DELEGATION OF RESPONSIBILITY	37
15.5	FIDUCIARY CAPACITY	38
15.6	CORRECTION OF ERRORS AND DUTY TO REVIEW INFORMATION	38
15.7	CLAIMS AND LIMITATIONS ON ACTIONS	38
15.8	EXERCISE OF AUTHORITY	38
15.9	AGENT FOR LEGAL PROCESS	39
15.10	INDEMNIFICATION	39
15.11	TELEPHONIC OR ELECTRONIC NOTICES AND TRANSACTIONS	39

ARTICLE XVI	AMENDMENT, TERMINATION, MERGER	39
16.1	AMENDMENT	39
16.2	PERMANENT DISCONTINUANCE OF CONTRIBUTIONS	40
16.3	TERMINATION	40
16.4	PARTIAL TERMINATION	41
16.5	MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS	41
16.6	DEFERRAL OF DISTRIBUTIONS	41

ARTICLE XVII	MISCELLANEOUS PROVISIONS	41
17.1	SPECIAL TOP-HEAVY RULES	41
17.2	QUALIFIED MILITARY SERVICE	43
17.3	INSURANCE COMPANY NOT RESPONSIBLE FOR VALIDITY OF PLAN	43
17.4	NO GUARANTEE OF EMPLOYMENT	43
17.5	USE OF COMPOUNDS OF WORD “HERE”	43
17.6	CONSTRUED AS A WHOLE	43
17.7	HEADINGS	43

APPENDIX A – LIST OF ELIGIBLE GROUPS AND MATCHING CONTRIBUTION FORMULAS		A-1

MAYTAG CORPORATION

SALARY SAVINGS PLAN

(As Amended and Restated Effective September 1, 2004)

ARTICLE I

INTRODUCTION

1.1                               PURPOSE OF THE PLAN.  The MAYTAG CORPORATION SALARY SAVINGS PLAN is sponsored by Maytag and its Participating Affiliates to provide Eligible Employees with a means to save for their retirement or other purposes, and with a means to acquire an ownership interest in Maytag.

The Plan was originally established effective January 1, 1983, by Magic Chef, Inc. as the Magic Chef, Inc. Salary Savings Plan.  Maytag became the plan sponsor effective July 1, 1987, and renamed the Plan the “Maytag Corporation Salary Savings Plan”.  Effective January 1, 1989, Maytag amended and restated the Plan in order to comply with the provisions of the Tax Reform Act of 1986, and other recent legislation.  Effective January 1, 1997 (except where otherwise indicated in that amendment), Maytag amended the Plan to comply with the Uruguay Round Agreements Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, the Internal Revenue Service Restructuring and Reform Act of 1998, and the Community Renewal Tax Relief Act of 2000 (collectively known as “GUST”), and the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (“EGTRRA”) (that amendment was intended to bring the Plan into good faith compliance with EGTRRA). The Hoover Company I L.P. Retirement Savings Plan for Hourly-Rated Employees was merged into the Plan effective December 31, 2003.

The Plan, as amended and restated in this document, reflects the merger of the Maytag Corporation Employee Stock Ownership Plan into the Plan effective September 1, 2004 (with assets to be transferred as soon as reasonably possible after that date).

1.2                               QUALIFIED PROFIT SHARING PLAN (WITH 401(K) ARRANGEMENT); QUALIFIED EMPLOYEE STOCK OWNERSHIP PLAN.  The Plan consists of two Components – a Profit Sharing Component that is a profit sharing plan intended to qualify under Code § 401(a) and that includes a cash or deferred arrangement intended to qualify under Code § 401(k), and an ESOP Component that is a stock bonus plan and employee stock ownership plan intended to qualify under Code § 401(a) and Code § 4975(e)(7).  The ESOP Component invests in Maytag Stock.

The Trust Fund is tax-exempt under Code § 501(a).

The Plan also is an employee pension benefit plan, as defined in ERISA § 3(2), and is intended to operate in compliance with

ERISA.

The Plan is to be administered and interpreted consistent with its intended status under the Code and ERISA.

1.3                               PLAN DOCUMENT.  The Plan document consists of this document, the various appendices to this document, the List of Participating Employers for the Plan and any document that is expressly incorporated by reference into the Plan.

1.4                               EFFECTIVE DATE OF DOCUMENT.  The Plan (as amended and restated in this document) is effective September 1, 2004.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

2.1                               DEFINITIONS.

2.1.1                        “Account” means a bookkeeping account maintained to reflect a Participant’s interest in the Trust Fund.

2.1.2                        “Affiliate” means any business entity that is required to be treated as one employer with Maytag under Code § 414(b), (c), (m) or (o); provided that, for purposes of applying the limits of Code § 415, Code §§ 414(b) and (c) will be applied as modified by Code § 415(h).

2.1.3                        “Annual Addition” means any of the following amounts credited to the Participant as of any date within the Plan Year:

(a)                                  Base Before-Tax Contributions and Matching Contributions/Allocations credited to the Participant’s Account under this Plan (including amounts distributed to satisfy the average deferral percentage test of Sec. 6.2.1 or the average contribution percentage test of Sec. 6.2.2, but not including excess deferrals distributed under Sec. 6.1), and elective deferrals and employer contributions credited to the Participant under any other defined contribution plan or simplified employee pension plan maintained by Maytag or an Affiliate.  Catch-Up Contributions credited to the Participant’s Account under this Plan, or any other catch-up contributions under Code § 414(v) credited under any other plan maintained by Maytag or an Affiliate, are not Annual Additions.

The Annual Additions that derive from Matching Contributions/Allocations in the form of Maytag Stock will be determined by reference to the fair market value of the Maytag Stock allocated to the Participant’s Account.  However, Matching Contributions that are applied to pay interest on an Exempt Loan (and the resulting Matching Allocations) will not be an Annual Addition if no more than one-third (1/3rd) of such Matching Contributions that are applied to pay principal or interest on an Exempt Loan for the Plan Year are allocated to Highly Compensated Employees;

(b)                                 Forfeitures credited to the Participant’s Account under this Plan, or forfeitures credited to the Participant under any other defined contribution plan maintained by Maytag or an Affiliate;

(c)                                  Amounts credited to any individual medical benefit account (as described in Code § 415(l)(2)) under any defined benefit plan maintained by Maytag or an Affiliate; provided that, such amounts will be disregarded in applying the one hundred percent (100%) of compensation limit under Code § 415(c)(1)(B);

(d)                                 Amounts credited to any separate account for retiree medical benefits (as described in Code § 419A(d)(2)) on behalf of any Key Employee under any welfare benefit fund maintained by Maytag or an Affiliate; and

(e)                                  Employee after-tax contributions credited under any other defined contribution plan maintained by Maytag or an Affiliate (this Plan does not allow employee-after-tax contributions).

Rollovers to this Plan, or rollover contributions to an other defined contribution plan maintained by Maytag or an Affiliate, are not Annual Additions.

2.1.4                        “Before-Tax Contribution” means a contribution made pursuant to Sec. 4.1, which may be a Base Before-Tax Contribution or a Catch-Up Contribution.  A “Base Before-Tax Contribution” is a contribution made under Sec. 4.1.1 or 4.1.3, or a Catch-Up Contribution that is recharacterized as a Base Before-Tax Contribution under Sec. 4.1.2; and a “Catch-Up Contribution” is a contribution made under Sec. 4.1.2, or a Base Before-Tax Contribution that is recharacterized as a Catch-Up Contribution under Sec. 6.2.1 or 6.3.2.

2.1.5                        “Beneficiary” means a person or persons designated as such pursuant to Sec. 12.3.

2.1.6                        “Code” means the Internal Revenue Code of 1986, as amended.

2.1.7                        “Compensation” means the following:

(a)                                  Before-Tax Contributions.  For purposes of determining payroll deductions to derive the Participant’s Before-Tax Contributions, “Compensation” includes those recurrent payroll items that are reportable on Form W-2 and that are deemed to be deferral eligible under the payroll policies and practices of Maytag.

(b)                                 Matching Contributions/Allocations.  For purposes of determining the Participant’s Matching Contribution/Allocation, “Compensation” means the total wages (including overtime and shift differential amounts), salaries, commissions, fees for professional services and other amounts paid by Maytag or a Participating Affiliate for services rendered to Maytag or a Participating Affiliate, subject to the following:

(1)                                  Compensation includes:

(A)                              Before-Tax Contributions under this Plan, and any contributions made by pay reduction to any other qualified cash or deferred arrangement under Code § 401(k) that forms part of a plan maintained by Maytag or an Affiliate; contributions made by pay reduction under the Maytag Corporation Flexible Benefits Plan, or any other cafeteria plan under Code § 125 maintained by Maytag or an Affiliate); and contributions made by pay reduction to receive qualified transportation fringe benefits that are excludible from income under Code § 132(f); and

(B)                                Amounts designated as salary continuation of regular pay during periods of disability leave under the payroll policies and practices of Maytag.

(2)                                  Compensation does not include:

(A)                              Amounts paid before a Participant becomes an Active Participant, or after he/she ceases to be an Active Participant;

(B)                                Amounts designated as sick pay or short-term disability pay under the payroll policies and practices of Maytag, disability payments paid by an insurance carrier under any insured disability program, and long-term disability payments (whether insured or self-funded);

(C)                                Bonuses and awards, including, but not limited to cash bonuses paid under the Maytag Corporation Incentive Compensation Plan, other signing or incentive bonuses, education awards, suggestion awards, recruitment awards, merit or recognition awards and holiday bonuses;

(D)                               Matching Contributions/Allocations under this Plan; employer contributions to, or allocations under, any other qualified plan or non-qualified deferred compensation plan under Code § 3121(v) (including the Maytag Corporation Deferred Compensation Plan) or other deferred compensation (including deferred bonuses); or distributions from this Plan or any other qualified plan or non-qualified deferred compensation plan, or other payment of deferred compensation;

(E)                                 Expense (including moving expense) reimbursements and allowances;

(F)                                 Severance pay and any other amounts the payment of which, or entitlement to which, is accelerated by reason of Termination of Employment (including accumulated vacation pay paid at Termination of Employment), but not including amounts that form the basis for a Base Before-Tax Contribution under Sec. 4.1.3;

(G)                                Non-cash compensation, including, but not limited to:

(i)            Grants of any stock option, restricted stock or stock appreciation right;

(ii)           Amounts reported as taxable income on Form W-2 as a result of the exercise of a non-qualified stock option or as a result of vesting in restricted stock granted under any stock compensation plan, or as a result of an election made under Code § 83(b); or

(iii)          Welfare benefits and fringe benefits, except as specifically provided above with respect to contributions made by pay reduction to receive qualified transportation fringe benefits.

(H)          In the case of an expatriate in relation to the United States working outside the United States, any extra or added compensation due to the foreign assignment (such as relocation allowance, education allowance, or other reimbursements or allowances) and, in the case of an expatriate who is working for an eligible foreign affiliate, any amount paid by Maytag that is the equivalent of the tax imposed under Code § 3101.

(c)                                  Applying Actual Deferral Percentage and Contribution Percentage Tests,  Determining Highly Compensated Employees and Key-Employees, and Applying the Limits of Code § 415. For purposes of applying the actual deferral percentage test of Sec. 6.2.1 and the actual contribution percentage test of Sec. 6.2.2, identifying Highly Compensated Employees or Key Employees and applying the limits of Code § 415, “Compensation” means wages as reported on Form W-2 – that is, wages as defined in Code § 3401(a) (determined without regard to any rules thereunder that limit the remuneration included in wages based on the nature or location of the employment or the services performed) which are payable by Maytag or an Affiliate (while it is an Affiliate) for which Maytag or an Affiliate is required to furnish the Employee a written statement under Code §§ 6041(d), 6051(a)(3) and 6052, increased by the amounts described above in paragraph (b)(1)(A).

(d)                                 Code § 401(a)(17) Limit.  The Compensation taken into account under the Plan for any Plan Year will not exceed the maximum amount permitted to be taken into account for such year under Code § 401(a)(17).  However, this limit does not apply for purposes of identifying Highly Compensated Employees or Key Employees, or for purposes of applying the limits of Code § 415.  Also, this limit does not operate to require that Before-Tax Contributions be discontinued at the point the Participant has Compensation equal to the limit, but the Base Before-Tax Contributions made on behalf of a Participant will equal not exceed the percentage limit otherwise allowed under the Plan multiplied by the limit in effect under Code § 401(a)(17) (subject to such lower limits as may be imposed under the Plan).

2.1.8                        “Component” means the ESOP Component or Profit Sharing Component.  The “ESOP Component” is the portion of the Plan reflecting Maytag Stock (including Maytag Stock held in the Unallocated Reserve, Maytag Stock allocated to Accounts as a result of a Matching Contribution/Allocation, Maytag Stock acquired with cash dividends, and Maytag Stock acquired as a result of a volitional transfer from an investment fund into Maytag Stock); and the “Profit Sharing Component” is the portion of the Plan reflecting investments other than Maytag Stock.

2.1.9                        “Eligible Employee” means the following:

(a)                                  General Rule.  An Eligible Employee is any:

(1)                                  Salaried Employee of Maytag or a Participating Affiliate (while it is a Participating Affiliate);

(2)                                  General Hourly Employee or Collective Bargaining Employee of Maytag or a Participating Affiliate (while it is a Participating Affiliate) who is in an eligible group identified in Appendix A;

(b)                                 Specific Exclusions.  The general rule notwithstanding, the following are not Eligible Employees:

(1)                                  Any individual, other than an expatriate, who is:

(A)                              Not paid from the payroll system of Maytag in the United States;

(B)                                A local national employee – that is, a citizen of a country other than the United States who is not working in the United States (including any such individual who has dual citizenship and thus is also a citizen of the United States, unless he/she is covered as an expatriate below);

(C)                                A citizen of a country other than the United States who is working on temporary assignment (as determined under the employment policies and practices of Maytag) in the United States; or

(D)                               A citizen or resident of Puerto Rico or any other territory or possession of the United States.

An “expatriate” for this purpose is an individual who is a citizen of the United States who is transferred to a position where he/she is working outside of the United States (expatriates are not excluded under this paragraph (b)(1)).

(2)                                  Any individual who is:

(A)                              A Leased Employee;

(B)                                Employed with, performs services through or is paid by, a third party (including, for example, a third-party temporary agency, leasing agency, staffing agency); or

(C)                                Classified as being a consultant or independent contractor, or as having any status other than a common-law employee, by his/her employer (regardless of whether such individual is subsequently determined to be a common-law employee or an employee for any other purpose).

(c)                                  Collective Bargaining Employees.  A Collective Bargaining Employee is not an Eligible Employee unless the governing collective bargaining agreement expressly provides that he/she is eligible to participate in this Plan.  For this purpose, a collective bargaining agreement will be deemed to continue in effect after it expires during the pendency of collective bargaining negotiations until the parties have negotiated to “impasse” as determined by Maytag (acting in its corporate capacity), and an Employee thereafter will be an Eligible Employee if and only if participation is part of the impasse proposal of Maytag or the Employee was an Eligible Employee before the collective bargaining agreement expired and Maytag elects to continue such status.

(d)                                 Authorized Leaves of Absence.  An Employee will continue as an Eligible Employee during any authorized leave of absence (including leave under the Family and Medical Leave Act) or military leave if he/she was an Eligible Employee prior to the start of such leave until Termination of Employment or the happening of any event that would have caused the Employee to cease to be an Eligible Employee if he/she had not been on a leave of absence (e.g., if his/her employer ceases to be a Participating Employer).

2.1.10                  “Employee” means any of the following:

(a)                                  Common-law Employees. Any common-law employee of Maytag or an Affiliate (while it is an Affiliate), who may be a Collective Bargaining Employee, General Hourly Employee or Salaried Employee.   A “Collective Bargaining Employee” is any common-law employee who is a member of a unit of Employees who is represented in negotiations with his/her employer by a collective bargaining representative, regardless of whether a current collective bargaining agreement is in effect; “General Hourly Employee” is any common-law employee who is not a Collective Bargaining Employee and is not a Salaried Employee; and “Salaried Employee” is any common-law employee who not a Collective Bargaining Employee and is:

(1)                                  Classified as a salaried employee under the employment policies and practices of his/her employer and on the payroll system of Maytag;

(2)                                  Classified as a professional employee under the employment policies and practices of his/her employer (even if not classified as a salaried employee);

(3)                                  Compensated by his/her employer in whole or part on a commission basis; or

(4)                                  Classified as an office clerical employee under the employment policies of his/her employer.

(b)                                 Leased Employees.   Any Leased Employee with respect to Maytag or an Affiliate; except that, a Leased Employee will not be an Employee if Leased Employees do not constitute more than twenty percent (20%) of the combined workforce of Maytag and its Affiliates and the Leased Employee is covered by a plan of the leasing organization that is described in Code § 414(n)(5).

(c)                                  Employees of Certain Foreign Affiliates.  An individual who is a citizen of the United States who is employed by an eligible foreign affiliate will be treated as an Employee of Maytag for the period of his/her employment with the eligible foreign affiliate provided the individual does not receive contributions under any funded plan of deferred compensation with respect to remuneration received from the eligible foreign affiliate and provided he/she is covered by a totalization agreement or document of similar effect filed by Maytag.

An “eligible foreign affiliate” for this purpose is any foreign entity that is not an Affiliate but that satisfies the following requirements:

(1)                                  Ten percent (10%) or more of the voting stock or profits interest of the foreign entity is owned by Maytag or a domestic Affiliate of Maytag; and

(2)                                  Maytag has entered into an agreement under Code § 3121(l) that applies to individuals employed by that foreign entity who are citizens or residents of the United States.

2.1.11                  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.1.12                  “Exempt Loan” means a loan or other extension of credit to the Plan to enable the Plan to acquire Maytag Stock or to refinance a prior Exempt Loan.

2.1.13                  “Forfeiture Account” means an account maintained under the Plan to reflect amounts (including Maytag Stock) that are not properly credited to the Accounts of any Participant and are not held in the Unallocated Reserve.

2.1.14                  “Highly Compensated Employee” means an Employee who was a five-percent owner (as defined in Code § 414(q)(2)) at any time during the current Plan Year or prior Plan Year, or an Employee who received Compensation in excess of the amount in effect under Code § 414(q)(1)(A) and was in the top-paid group of Employees under Code § 414(q)(3) for the prior Plan Year.

2.1.15                  “Hour of Service” means each of the following (but in no event will duplicate credit be given for the same hour under more than one subsection):

(a)                                  Work Periods.  Each hour for which the Employee is paid or entitled to payment by Maytag or an Affiliate for the performance of services for Maytag or an Affiliate (while it is an Affiliate), with overtime hours credited on a straight-time basis.

(b)                                 Non-Work Periods.  Each hour for which the Employee is paid or entitled to payment by Maytag or an Affiliate (while it is an Affiliate) on account of a period of time during which no services are performed for Maytag or an Affiliate (irrespective of whether the employment relationship has terminated) due to vacation (but excluding hours attributable to accrued vacation for which payment is made in lieu of actual time off from work), holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or leave of absence.  However, no more than five hundred and one (501) hours will be credited under this paragraph for any single continuous period during which the Employee performs no services.  Hours will not be credited under this paragraph with respect to a payment under a plan maintained to comply with applicable workers’ compensation, unemployment compensation, or disability insurance laws, or with respect to a payment which reimburses the individual for medical or medically-related expenses.

(c)                                  Back Pay Awards.  Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by Maytag or an Affiliate (while it is an Affiliate), with such hours to be credited to the computation period or periods to which the award or agreement pertains, rather than to the computation period in which the award, agreement, or payment is made.

(d)                                 Credit if No Hour Records Maintained.  If an Employee is within a classification for which a record of hours for the performance of services is not maintained, or if he/she is on an authorized leave of absence or military leave, the Employee will be credited with one hundred and ninety (190) hours of service for each month for which he/she would otherwise be credited under (a), (b) or (c) with at least one Hour of Service.

To determine the Hours of Service of a Leased Employee, a payment to the Leased Employee by the leasing organization for services rendered to Maytag or an Affiliate will be deemed to be a payment by Maytag or Affiliate.

Maytag may use any records to determine hours of service which it considers an accurate reflection of the actual facts.

2.1.16                  “Leased Employee” means an individual defined as such under Code § 414(n); generally, any individual who is not a common-law employee of Maytag or an Affiliate (such as a consultant, independent contractor, employee of a temporary staffing organization, etc.), but who performs services for Maytag or Affiliate (while it is an Affiliate) pursuant to an agreement with any other person, provided such individual has performed such services for Maytag or Affiliate on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction and control of Maytag or Affiliate.

2.1.17                  “Matching Contribution/Allocation” means a contribution made by Maytag and its Participating Affiliates under Sec. 5.1, or an allocation of Maytag Stock that is released from the Unallocated

Reserve as a result of a contribution made by Maytag and its Participating Affiliates under Sec. 5.1 that is applied to make payment on an Exempt Loan.  “Matching Allocation” is used to refer to an allocation of Maytag Stock from the Unallocated Reserve; and “Matching Contribution” is used to refer to the contribution made by Maytag and its Participating Affiliates that may be applied to make payment on an Exempt Loan or may be credited directly to Accounts.

2.1.18                  “Maytag” means Maytag Corporation, or any successor in interest by reason of a reorganization, merger or similar corporate transaction.

2.1.19                  “Maytag Stock” means common stock of Maytag.

2.1.20                  “Normal Retirement Age” means age sixty-five (65).

2.1.21                  “Participant” means an Active Participant or Inactive Participant.  An “Active Participant” is an Eligible Employee who has become and remains an Active Participant under Article III; and an “Inactive Participant” is an Employee or former Employee who is no longer an Active Participant but who still has any Account under the Plan, or an Employee or former Employee who has a Rollover Account but who has not yet become an Active Participant.  A “Cash Balance Formula Participant” is an Active Participant who participates in the cash balance pension formula under the Maytag Corporation Employees’ Retirement Plan.

2.1.22                  “Participating Affiliate” means any Affiliate that is identified as such on the List of Participating Employers maintained for the Plan (provided that, a Participating Affiliate will automatically cease to be such if it ceases to be an Affiliate).

2.1.23                  “Plan” means the Maytag Corporation Salary Savings Plan, as amended or restated from time to time.

2.1.24                  “Plan Year” means the calendar year.

2.1.25                  “Predecessor Employer” means any business entity from whose employment a group of Employees has been transferred to employment with Maytag or an Affiliate, or any member of a controlled group of corporations of which an Affiliate used to be a member prior to becoming an Affiliate of Maytag.

2.1.26                  “Rollover” means a rollover to the Plan made under Sec. 4.3.

2.1.27                  “Spouse” means a person of the opposite sex to whom the Participant is presently legally married (including a common-law spouse in any state that recognizes common-law marriage); except that, a former spouse will be treated as a Spouse to the extent provided in a domestic relations order that has been determined to be a qualified domestic relations order (as defined in Code § 414(q)) with respect to the Plan (other than for purposes of the hardship withdrawal provisions of the Plan).

2.1.28                  “Termination of Employment”  means, in the case of a common-law employee, his/her resignation, discharge, failure to return to work at the end of an authorized leave of absence, death or the happening of any other event or circumstances that results in the severance of the common-law employee relationship between that individual and his/her employer, subject to the following:

(a)                                  Continued Work Within the Affiliated Group. A Termination of Employment will not occur with respect to an individual even though there has been a severance of the common-law employee relationship between that individual and his/her employer if he/she remains an Employee (for example, he/she leaves one Affiliate and becomes a common-law employee of another Affiliate, or if he continues work as a Leased Employee).

(b)                                 Termination in Connection with a Sale of Assets.  A Termination of Employment will not occur with respect to an individual for purposes of determining whether he/she is entitled to a distribution from the Plan (but will for all other purposes of the Plan) even though there has been a severance of the common-law employee relationship between that individual and his/her employer if:

(1)                                  The severance of the common-law employee relationship occurs in connection with a sale of business assets of the employer to a third-party purchaser other than Maytag or an Affiliate; and

(2)                                  The individual’s Account is transferred to a plan maintained or created by the third-party purchaser of such assets or an affiliate of such purchaser (including, for example a spin-off plan, or a transfer to a new or existing plan).

(c)                                  Termination in Connection with a Sale of a Subsidiary.  A Termination of Employment will occur with respect to an individual even though there has been no severance of the common-law employee relationship between that individual and his/her employer if:

(1)                                  The employer ceases to be an Affiliate (by reason of a sale or transfer of stock, or similar transaction);

(2)                                  Maytag or an Affiliate (other than the employer) continues to maintain the Plan after the employer ceases to be an Affiliate; and

(3)                                  The individual’s Account is not transferred to a plan maintained or created by the employer or an affiliate of the employer after it ceases to be an Affiliate (including, for example, a spin-off plan or a transfer to a new or existing defined benefit plan).

If Maytag and its Affiliates collectively own fifty percent (50%) or more of the voting securities of an employer after such employer ceases to be an Affiliate, a Termination of Employment under this subsection (c) will be deemed to have occurred for all purposes of the Plan except for purposes of determining whether an individual is entitled to a distribution from the Plan.  A Termination of Employment will be deemed to have occurred for purposes of determining whether the individual is entitled to a distribution from the Plan when there has been a severance of the common-law employee relationship between that individual and his/her employer after it ceases to be an Affiliate.

“Termination of Employment” means, in the case of a Leased Employee, the end of status as a Leased Employee, unless he/she then becomes a common-law employee of Maytag or an Affiliate (while it is an Affiliate).

2.1.29                  “Trust Fund” means the trust fund or funds (or any group annuity contract with an insurance company) that serves as a funding vehicle for the Plan, including the interest of the Plan in any master trust maintained with the Trustee.

2.1.30                  “Trustee” means a trustee (or insurance company) appointed and acting as such with respect to all or any portion of the Trust Fund.

2.1.31                  “Unallocated Reserve” means the portion of the Trust Fund that consists of shares of Maytag Stock that were acquired with the proceeds of an Exempt Loan and that are held in suspense pending allocation to Accounts, the dividends and other investment earnings on the assets held in the Unallocated Reserve, and the proceeds from any sale of Maytag Stock held in the Unallocated Reserve.

2.1.32                  “Valuation Date” means each day on which trading occurs on the New York Stock Exchange.

2.2                               CHOICE OF LAW.  The Plan will be governed by the laws of the State of Iowa to the extent that such laws are not preempted by the laws of the United States.  All controversies, disputes, and claims arising hereunder must be submitted to the United States District Court for the Southern District of Iowa, except as otherwise provided in any trust agreement or group annuity contract governing all or a portion of the Trust Fund.

ARTICLE III

PARTICIPATION

3.1          START OF PARTICIPATION.

3.1.1                        New Participants.  An Eligible Employee will become an Active Participant on the following date:

(a)                                  Regular, Full-Time Salaried Employees.  In the case of a Salaried Employee who is classified as being employed on a regular, full-time basis:

(1)                                  The first day of the calendar month that next follows the date he/she completes thirty (30) days of service with Maytag or an Affiliate (while it is an Affiliate), provided he/she is then an Eligible Employee; or

(2)                                  Thereafter, on the date he/she becomes an Eligible Employee.

Employment on a “regular, full-time basis” for this purpose will be determined under the employment policies and payroll practices of Maytag.

(b)                                 Other Salaried Employees.  In the case of any other Salaried Employee:

(1)                                  The first day of the calendar month that next follows the close of the first eligibility computation period in which he/she is credited with one-thousand (1,000) or more Hours of Service, provided he/she is then an Eligible Employee; or

(2)                                  Thereafter, on the date he/she becomes an Eligible Employee.

The twelve (12) month period beginning on the employment date is an “eligibility computation period,” and each Plan Year starting after the employment date also is an “eligibility computation period.”  The “employment date” for this purpose is the date on which the Employee is first credited with one Hour of Service or, in the case of an Employee whose Termination of Employment occurs before he/she has satisfied the service requirement in (1), above, and is later rehired, the date on which the Employee is first credited after rehire with one Hour of Service.

(c)                                  General Hourly Employees.  In the case of a General Hourly Employee:

(1)                                  The first day of the calendar month that next follows the date he/she completes the following service with Maytag or an Affiliate (while it is an Affiliate), provided he/she is then an Eligible Employee:

(A)                              Ninety (90) days in the case of a General Hourly Employee of Dixie-Narco, Inc, working in Williston, South Carolina;

(B)                                Thirty (30) days in the case of any other General Hourly Employee; or

(2)                                  Thereafter, on the date he/she becomes an Eligible Employee.

(d)                                 Collective Bargaining Employees.  In the case of a Collective Bargaining Employee:

(1)                                  The first day of the calendar month that next follows the date he/she completes his/her probationary period for participation set forth in the governing collective bargaining agreement (not to exceed one year), provided he/she is then an Eligible Employee; or

(2)                                  Thereafter, on the date he/she becomes an Eligible Employee.

3.1.2                        Former Participants.  A former Active Participant will again become an Active Participant on the first day of the calendar month after he/she again becomes a Eligible Employee.

3.1.3                        Credit for Service with a Predecessor Employer.  An Employee will receive credit for service with a Predecessor Employer for purposes of determining his/her eligibility to participate in the Plan (and such service will be treated as service with an Affiliate) as required under Code § 414(a).

3.2                               END OF PARTICIPATION.  An Active Participant will continue as such for so long as he/she remains an Eligible Employee (at which point he/she will become an Inactive Participant), and an Inactive Participant will continue as such until he/she receives full payment of the balance of his/her Accounts.

ARTICLE IV

EMPLOYEE CONTRIBUTIONS

4.1                               BEFORE-TAX CONTRIBUTIONS.

4.1.1                        Base Before-Tax Contributions.  An Active Participant may elect to reduce his/her Compensation for a payroll period by any whole percent, up to fifty percent (50%) (or up to sixteen percent (16%) in the case of a Highly Compensated Employee) and, in exchange, Maytag and its Participating Affiliates will make a Base Before-Tax Contribution to the Trust Fund for such payroll period on behalf of the Participant.  The amount of the Base Before-Tax Contribution will equal the amount of the reduction in Compensation.

Base Before-Tax Contributions for the Plan Year are subject to the applicable limits set forth in Article VI, and Maytag may restrict the Base Before-Tax Contributions during the Plan Year of Highly Compensated Employees if and in such manner as it deems appropriate to comply with such limits for the Plan Year.

4.1.2                        Catch-Up Contributions.  A Participant who is catch-up eligible may elect to reduce (or further reduce) his/her Compensation for a payroll period by any whole percentage, up to an aggregate reduction with the reduction in Sec. 4.1.1 of ninety-nine percent (99%), and, in exchange, Maytag and its Participating Affiliates will make a Catch-Up Contribution for such payroll period on behalf of the Participant. The amount of the Catch-Up Contribution will equal the amount of the reduction in Compensation.

A  Participant is “catch-up eligible” for this purpose if he/she has attained age fifty (50) or will attain age fifty (50) by the last day of the Plan Year.

Catch-Up Contributions for a Plan Year may not exceed the limit in effect for such Plan Year under Code § 414(v)(2)(B)(i).  If the Participant’s Base Before-Tax Contributions for the Plan Year are less than the maximum permissible amount, then his/her Catch-Up Contributions will be recharacterized as Base Before-Tax Contributions at the close of the Plan Year to the extent necessary to cause his/her Base Before-Tax Contributions (including amount so recharacterized) for the Plan Year to equal the maximum permissible amount.  The “maximum permissible amount” for this purpose means the lesser of the limit in effect for the Plan Year under Code § 402(g), or fifty percent (50%) (or sixteen percent (16%) in the case of a Highly Compensated Employee) of the Participant’s Compensation for that portion of the Plan Year during which he/she is an Active Participant (except that, for the Plan Year ending December 31, 2004, for Participants who are not Highly Compensated Employees, thirty-five and eighty-three one-hundredths percent (35.83%) will be substituted for fifty percent (50%) to derive the maximum permissible amount for such Plan Year).

4.1.3                        Special Before-Tax Contribution of Lump-Sum Retiree Health Payments.  A Participant who is a Collective Bargaining Employee whose Termination of Employment occurs prior to age fifty-five (55)

and prior to June 5, 2005, who has thirty (30) or more years of credited service under the terms of Supplement M (For Hoover Hourly Employees) of the Maytag Corporation Employees Retirement Plan, and whose age at Termination of Employment plus years of credited service equals or exceeds eighty-five (85), may be eligible under the terms of his/her collective bargaining agreement to receive a lump-sum cash retiree health payment in lieu of employer-provided retiree health coverage.  Such Participant will be allowed a special and separate election to reduce any such lump-sum payment that is paid at or prior to Termination of Employment by any whole percent, up to one-hundred percent (100%), and, in exchange, Maytag and its Participating Affiliates will make a Base Before-Tax Contribution to the Trust Fund on behalf of the Participant.   Such election must be made prior to Termination of Employment and prior to the payable date of such lump-sum cash payment in such manner, and in accordance with such rules, as will be prescribed for this purpose by Maytag.   The elections made by a Participant under Sec. 4.1.1 and 4.1.2 will not apply to the lump-sum cash payment subject to the special election provided under this Sec. 4.1.3.

If the Before-Tax Contribution made under this Sec. 4.1.3 would cause the total Base Before-Tax Contributions of the Participant for the Plan Year to exceed the limit in effect under Code § 402(g), the election under this Sec. 4.1.3 will be modified as appropriate so that the total Base Before-Tax Contributions do not exceed such limit.

4.1.4                        Election Procedures.  An election to reduce Compensation (or the modification or revocation of an election) may be made with such frequency as is deemed appropriate by Maytag, and must be made in such manner and in accordance with such rules as may be prescribed for this purpose by Maytag (including by means of a voice response or other electronic system under circumstances authorized by Maytag).  An election (or modification or revocation of an election) will be effective as soon as administratively practicable after the election is made, but in no event will it be effective retroactive to a payroll date before the election is made.

4.2                               AFTER-TAX CONTRIBUTIONS.  A Participant is not required or permitted to make after-tax contributions under the Plan.

4.3                               ROLLOVERS.  Maytag in its sole discretion may allow an Eligible Employee who receives one or more of the following distributions to make a Rollover of such distribution to this Plan:

(a)                                  An “eligible rollover distribution” (as defined in Code § 402(c)(4)) from a qualified trust (as defined in Code § 402(c)(8)(A)), excluding the portion of such distribution that reflects after-tax amounts; or

(b)                                 A distribution from a “conduit” IRA – that is, an individual retirement account that does not contain any amount attributable to any source other than a rollover contribution from a qualified trust, excluding the portion of such distribution that reflects after-tax amounts.

An Eligible Employee who makes a Rollover will not become an Active Participant merely as a result of the Rollover (and thus will not be eligible to make Base Before-Tax Contributions or Catch-Up Contributions, or receive Matching Contributions/Allocations, until he/she has become an Active Participant in accordance with the terms of the Plan).

A Rollover election must be made in such manner and in accordance with such rules as may be prescribed for this purpose by Maytag.

4.4                               TIMING AND FORM OF CONTRIBUTION; COMPONENT.  Before-Tax Contributions attributable to a given payroll period or to a given payment will be paid in cash to the Trust Fund as soon as administratively practicable after the close of such payroll period or scheduled payment date of such payment, but not later then the fifteenth (15th) business day of the calendar month following the close of such payroll period or scheduled payment date of such payment.

Before-Tax Contributions are made under the Profit Sharing Component of the Plan.  If a Participant directs that Before-Tax Contributions be invested in Maytag Stock, such contributions will be transferred from the Profit Sharing Component to the ESOP Component as soon as administratively practicable to effectuate the directions of the Participant.

ARTICLE V

EMPLOYER CONTRIBUTIONS

5.1                               MATCHING CONTRIBUTIONS.

5.1.1                        Matching Contributions.  A Participant who is described in Sec. 5.1.3 will receive a Matching Contribution/Allocation for a calendar month as follows:

(a)                                  If Exempt Loan Not Outstanding. If an Exempt Loan is not outstanding, Maytag and its Participating Affiliates will make a Matching Contribution on behalf of each Participant described in Sec. 5.1.3 for each calendar month in an amount that will result in shares of Maytag Stock being credited to the Participant’s Matching Account with an average value equal to the Matching Contribution determined in accordance with the applicable formula set forth in Appendix A (with different formulas applying to different eligible employee groups, and within an eligible employee group, with different formulas applying to Cash Balance Formula Participants and other Active Participants).  The Matching Contribution will be determined each calendar month based on the Before-Tax Contributions (disregarding Before-Tax Contributions made under Sec. 4.1.3) and Compensation for payroll periods ending within the month.

The “average value” of a share of Maytag Stock for this purpose will be determined by averaging the high and low trading prices of Maytag Stock on the New York Stock Exchange for each of the last twenty (20) trading days in the calendar month.

Any Forfeiture Account balance may be used to offset the Matching Contribution required for a calendar month if so directed by Maytag.

(b)                                 If Exempt Loan Outstanding.  If an Exempt Loan is outstanding, Maytag and its Participating Affiliates will make Matching Contributions on behalf of all Participants from time to time in an amount not less than the minimum amount necessary to enable the Trustee to make the payment due on such Exempt Loan to the extent such payment cannot be satisfied by using:

(1)                                  The cash held in any Forfeiture Account (including cash resulting from a sale of shares of Maytag Stock held in the Forfeiture Account) to the extent that Maytag directs that such cash be applied to pay the Exempt Loan;

(2)                                  The cash dividends paid on shares of Maytag Stock held in the Unallocated Reserve or other investment earnings on assets of the Unallocated Reserve; or

(3)                                  The  cash dividends paid on shares of Maytag Stock allocated to Participant Accounts to the extent not distributed at the election of the Participant (or Beneficiary following the death of the Participant) under Sec. 8.3.

5.1.2                        Account Allocations.  Matching Contributions will be applied to make the payment due on any outstanding Exempt Loan to the extent such payment cannot be satisfied by using the amounts specified in Sec. 5.1.1(b).   Maytag Stock released from the Unallocated Reserve as a result of such payment will be allocated among the Accounts of Participants described in Sec. 5.1.3 in the manner described in Sec.  7.2.2(b).    If the average value of the Maytag Stock allocated to the Account of any Participant for a calendar month under Sec. 7.2.2(b) is less than the Matching Contribution such Participant would receive for such period if an Exempt Loan were not outstanding, an additional Matching Contribution will be made on behalf of such Participant for such calendar month equal to the difference in accordance with Sec. 5.1.1(a).

A Matching Contribution made on behalf of a Participant that is not applied to an Exempt Loan will credited to his/her Matching Account as soon as administratively practicable after such contribution is paid into the Trust Fund.

5.1.3                        Individuals Eligible to Receive Matching Contribution/Allocation.  A Participant will be eligible for a Matching Contribution/Allocation for a calendar month if he/she has Compensation for the calendar month and he/she:

(a)                                  Is an Active Participant on the last business day of the calendar month;

(b)                                 Died during the calendar month, provided he/she was an Active Participant immediately prior to death; or

(c)                                  Retired during the calendar month, provided he/she was an Active Participant immediately prior to his/her Termination of Employment.

A Participant will be deemed to have “retired” for this purpose if his/her Termination of Employment occurs at a time when, had he/she been a participant in the “traditional pension formula” under the Maytag Corporation Retirement Income Plan (“Retirement Income Plan”), he/she could have commenced an immediate pension under the Retirement Income Plan.

5.1.4                        Limits.  Matching Contributions/Allocations will be subject to the applicable limits set forth in Article VI.  Further, Matching Contributions/Allocations will not be made based on Base Before-Tax Contributions that are distributed as excess deferrals under Sec. 6.1, as excess contributions under Sec. 6.2.1 or as excess annual additions under Sec. 6.3.  Any Matching Contributions/Allocations made before the amount of the excess is determined will become a forfeiture, and will be credited to the Forfeiture Account to be applied as provided in the Plan.

Base Before-Tax Contributions distributed to a Participant will for this purpose be deemed to consist first of Base Before-Tax Contributions in excess of the matched percentage specified in Appendix A for payroll periods ending within the Plan Year (that is, they will deemed to consist first of amounts that were not eligible for Matching Contributions/Allocations).

5.2                               TIMING AND FORM OF CONTRIBUTION; COMPONENT.  Matching Contributions will be paid to the Trust Fund in cash or in shares of Maytag Stock, as deemed appropriate by Maytag, at such time or times as is deemed appropriate by Maytag.  If paid in shares of Maytag Stock, each share so contributed will, for purposes of determining the number of shares to be contributed (but not for purposes of determining the contribution amount for nondiscrimination testing purposes, or purposes of calculating corporate deductions or any other purpose), be deemed to have a value equal to the average value specified in Sec. 5.1.1(a).

Matching Contributions are made under the ESOP Component of the Plan, and will be invested in Maytag Stock, subject to subsequent diversification at the direction of the Participant under Sec. 8.1.2.

ARTICLE VI

CONTRIBUTION LIMITS

6.1                               CODE SECTION 402(G) LIMIT ON BASE BEFORE-TAX CONTRIBUTIONS.  The Base Before-Tax Contributions made on behalf of a Participant for a Plan Year will not exceed the limit in effect for such Plan Year under Code § 402(g).  If Base Before-Tax Contributions, in combination with all other elective deferrals (as defined in Code § 402(g)(3)) of the Participant for the Plan Year, other than Catch-Up Contributions under this Plan or any other catch-up contributions under Code § 414(v), exceed such limit, then the Participant may attribute all or any portion of the excess to this Plan and request that such portion be distributed from this Plan.  The portion of the excess attributed to this Plan will first be reduced by the amount of any recharacterization or reduction in Base Before-Tax Contributions made under Sec. 6.2.1.  The remaining excess, adjusted for investment gain or loss, will be distributed as soon as administratively practicable after a request for distribution is filed with Maytag by the Participant (but not later than the April 15th following the close of the Plan Year).  Any such request for distribution must be filed by March 1st following the close of the Plan Year in such manner and in accordance with such rules as will be prescribed for this purpose by Maytag.

The investment gain or loss allocable to an excess hereunder will equal the investment gain or loss on the Participant’s Before-Tax Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the amount of the excess distributed to him/her and the denominator of which is the sum of the balance of the Before-Tax Contribution Account as of the first day of the Plan Year plus the Before-Tax Contributions made for the Plan Year.  Investment gain or loss will not be allocated for the gap period between the end of the Plan Year and the date of distribution from the Plan.

6.2                               CODE SECTION 401(K) NONDISCRIMINATION TEST.

6.2.1                        Code Section 401(k) Test. The Plan will satisfy the “average deferral percentage test” of Code § 401(k)(3) each Plan Year.  If such test is not satisfied for a Plan Year, then the Base Before-Tax Contributions made on behalf of the Participants who are Highly Compensated Employees for such Plan Year will be reduced as follows:

(a)                                  The total reduction amount for purposes of this subsection will be determined as the excess of:

(1)                                  The aggregate dollar amount of Base Before-Tax Contributions actually taken into account in computing the deferral percentages for all Highly Compensated Employees for the Plan Year; over

(2)                                  The maximum dollar amount of Base Before-Tax Contributions for Highly Compensated Employees permitted under the average deferral percentage test, determined by hypothetically reducing Base Before-Tax Contributions made on behalf of Highly Compensated Employees in order of the deferral percentages, highest to lowest.

(b)                                 The Base Before-Tax Contributions of the Highly Compensated Employees who have the greatest dollar amount of Base Before-Tax Contributions for the Plan Year will be reduced to the extent necessary to reduce the amount to the next lower dollar amount of Base Before-Tax Contributions contributed for a Highly Compensated Employee, unless a lesser reduction would be sufficient to equal the remaining total reduction amount.

(c)                                  If the reduction in paragraph (b) above does not result in aggregate reductions equal to the total reduction amount in paragraph (a) above, this method of reductions will be repeated one or more additional times until the aggregate amount of the reductions under this subsection is an amount equal to the total reduction amount in paragraph (a).

The amount of reduction will be allocated among the Highly Compensated Employees in the manner prescribed by Code § 401(k).  If a Participant who is allocated such excess is “catch-up eligible” under Sec. 4.1.2, and if he/she has not otherwise contributed the maximum Catch-Up Contributions allowed for the Plan Year, then so much of such excess as does not exceed the difference between the maximum Catch-up Contributions allowed for the Plan Year and the actual Catch-Up Contributions made by such Participant for the Plan Year will be recharacterized as a Catch-Up Contribution for the Plan Year.  Otherwise, the excess (or the remaining portion thereof after recharacterization) allocated to any Participant, adjusted for investment gain or loss, will be distributed to the Participant as soon as administratively practicable after the close of the Plan Year (but not later than the close of the next Plan Year).

The investment gain or loss allocable to an excess hereunder will equal the investment gain or loss on the Participant’s Before-Tax Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the amount of the excess distributed to him/her and the denominator of which is the sum of the balance of the Before-Tax Contribution Account as of the first day of the Plan Year plus the Before-Tax Contributions made for the Plan Year.  Investment gain or loss will not be allocated for the gap period between the end of the Plan Year and the date of distribution from the Plan.

Code § 401(a)(17) will apply to limit the Compensation taken into account in determining the deferral percentage of a Participant.

The average deferral percentage test will be applied using the prior year testing method.

6.2.2                        Code Section 401(m) Test.  The Plan will satisfy the “actual contribution percentage test” of Code § 401(m)(2) for such Plan Year.   If the actual contribution percentage test is not satisfied for a Plan Year for which it is required to be satisfied, then the Matching Contributions made on behalf of the Participants who are Highly Compensated Employees for such Plan Year will be reduced as follows:

(a)                                  The total reduction amount for purposes of this subsection will be determined as the excess of :

(1)                                  The aggregate dollar amount of Matching Contributions actually taken into account in computing the contribution percentages for all Highly Compensated Employees for the Plan Year; over

(2)                                  The maximum dollar amount of Matching Contributions for Highly Compensated Employees permitted under the actual contribution percentage test, determined by hypothetically reducing Matching Contributions made on behalf of Highly Compensated Employees in order of the contribution percentages, highest to lowest.

(b)                                 The Matching Contributions of the Highly Compensated Employees who have the greatest dollar amount of Matching Contributions for the Plan Year will be reduced to the extent necessary to reduce the amount to the next lower dollar amount of Matching Contributions contributed for a Highly Compensated Employee, unless a lesser reduction would be sufficient to equal the remaining total reduction amount.

(c)                                  If the reduction in subsection (b) above does not result in aggregate reductions equal to the total reduction amount in subsection (a) above, this method of reductions will be repeated one or more additional times until the aggregate amount of the reductions under this subsection is an amount equal to the total reduction amount in subsection (a).

The amount of the reduction will be allocated among the Highly Compensated Employees in the manner prescribed by Code § 401(m).  The excess allocated to any Participant, adjusted for investment gain or loss, will be distributed to the Participant as soon as administratively practicable after the close of the Plan Year (but not later than the close of the next Plan Year).

The investment gain or loss allocable to an excess hereunder will equal the investment gain or loss on the Participant’s Matching Contribution Account for the Plan Year multiplied by a fraction, the numerator of which is the amount of the excess distributed to him/her and the denominator of which is the sum of the balance of the Matching Contribution Account as of the first day of the Plan Year plus the Matching Contributions made for the Plan Year.  Investment gain or loss will not be allocated for the gap period between the end of the Plan Year and the date of distribution from the Plan.

Code § 401(a)(17) will apply to limit the Compensation taken into account in determining the contribution percentage of a Participant.

The actual contribution percentage test will be applied after the actual deferral percentage test has been satisfied, and will be applied using the prior year testing method.

6.2.3                        Incorporation of Guidance.  All nondiscrimination tests will be applied by reference to current regulations and subsequent guidance issued by the IRS.

6.3                               MAXIMUM ANNUAL ADDITIONS.

6.3.1                        Defined Contribution Plan Limit.  The Annual Additions with respect to a Participant for a Plan Year will not exceed the lesser of:

(a)           The dollar amount in effect for such Plan Year under Code § 415(c)(1)(A)), or

(b)           One-hundred percent (100%) of the Participant’s Compensation for the Plan Year.

If a Participant has Annual Additions under more than one defined contribution plan maintained by Maytag or an Affiliate, the Annual Additions under all such plans will not exceed the above-specified limit.

6.3.2                        Correction if Limit is Exceeded.  If the limit specified in Sec. 6.3.1 is exceeded with respect to a Participant who is “catch-up eligible” under Sec. 4.1.2, and if he/she has not otherwise contributed the maximum Catch-Up Contributions allowed for the Plan Year, then so much of his/her Base Before-Tax Contributions (if any) as does not exceed the difference between the maximum Catch-Up Contribution allowed for the Plan Year and the actual Catch-Up Contributions made by such Participant for the Plan Year will be recharacterized as a Catch-Up Contribution. Otherwise, to the extent necessary to comply with the limit in Sec. 6.3.1, a refund will first be made of the Base Before-Tax Contributions (or the remaining portion thereof after recharacterization) or other elective deferrals (as defined in Code § 402(g)(3)) made by the Participant, other than Catch-Up Contributions, adjusted for investment gains (if such type of contribution has been made under more than one plan, then the refunds will be made prorata from such plans).  For purposes of determining investment gain, the methodology used will be the same as specified in Sec. 6.1.

6.4                               DEDUCTION LIMIT.  The contributions made for any Plan Year will not exceed the maximum amount allowable as a deduction in computing the taxable income for federal income tax purposes of Maytag and its Affiliates for the taxable year of Maytag that ends with or within the Plan Year, and each contribution is expressly conditioned upon its being deductible under Code § 404.

ARTICLE VII

ACCOUNTS

7.1                               ACCOUNTS.

7.1.1                        Types of Accounts.  The following Accounts will be maintained under the Plan on behalf of each Participant:

(a)                                  A “Base Before-Tax Contribution Account” to reflect amounts attributable to Base Before-Tax Contributions;

(b)                                 A “Catch-Up Contribution Account” to reflect amounts attributable to Catch—Up Contributions;

(c)                                  A “Matching Contribution Account” to reflect amounts attributable to matching contributions made by Maytag or a Participating Affiliate under the Maytag Corporation Employee Stock Ownership Plan prior to September 1, 2004, or under this Plan after September 1, 2004;

(d)                                 A “Rollover Account” to reflect amounts attributable to Rollovers; and

(e)                                  A “Predecessor Plan Account” to reflect amounts attributable to any transfer received from a predecessor plan (and more than one Predecessor Plan Account may be maintained with respect to a given merger or transfer as deemed appropriate by Maytag to account for different contribution sources).  Currently, the following Predecessor Plan Accounts are maintained:

(1)                                  “Blodgett Contribution Account” to reflect amounts attributable to contributions made under the G.S. Blodgett Corporation Savings Plan for the period prior to January 1, 1999.

(2)                                  “Goodman/Amana Contribution Account” to reflect amounts attributable to contributions made under the Goodman/Amana 401(k) Plan for the period prior to January 1, 2002.

(3)                                  “Amana Hourly Contribution Account” to reflect amounts attributable to contributions made under the Amana Company L.P. 401(k) Plan for Specified Hourly Payroll Employees for the period prior to February 1, 2002.

(4)                                  “Hoover Contribution Account” to reflect amounts attributable to contributions made under the Hoover Company I L.P. Retirement Savings Plan for Hourly-Rated Employees for the period prior to January 1, 2004.

Additional Accounts may also be maintained if considered appropriate in the administration of the Plan.

7.1.2                        Balance of Accounts.  The portion of an Account that is not invested in the Maytag Stock  will have a cash balance expressed in United States Dollars.  The portion of an Account that is invested in Maytag Stock will have a balance expressed in full and fractional shares of Maytag Stock.

7.1.3                        Accounts for Bookkeeping Only.  Accounts are for bookkeeping purposes only and the maintenance of Accounts will not require any segregation of assets of the Trust Fund.

7.2          VALUATION OF ACCOUNTS.

7.2.1        Daily Adjustments.  Accounts will be adjusted as of each Valuation Date as follows:

(a)                                  Contributions.  Contributions made with respect to a Participant will be added to the balance of the appropriate Account as soon as administratively practicable after such contributions are paid into the Trust Fund or, in the case of a Matching Contribution applied to repay an Exempt Loan, as soon as administratively practicable after the shares of Maytag Stock are released from the Unallocated Reserve.  However, for purposes of applying the nondiscrimination tests under Code §§ 401(a)(4) and 401(k), for purposes of determining the maximum allocations under Code § 415, for purposes of calculating the deductions under Code § 404 and for any other qualification provision of the Code, a contribution will be treated as having been made for the Plan Year designated by Maytag provided that the contribution is paid into the Trust Fund by such deadline as may be prescribed for the applicable provision of the Code.

(b)                                 Cash Dividends on Maytag Stock.  The cash dividends paid on shares of Maytag Stock will be credited as follows:

(1)                                  In the case of dividends paid on Maytag Stock credited to Participant Accounts as of the record date of such dividend:

(A)                              If the Participant (or Beneficiary following the death of the Participant) has elected to have such dividends paid to him/her pursuant to Sec. 8.3, such dividends will be paid to the Participant (or Beneficiary) as soon as administratively practicable following the payable date of such dividend; or

(B)                                Otherwise, such dividends will be applied to purchase Maytag Stock for the Participant’s Accounts on or as soon as administratively practicable after the payable date of such dividend.

(2)                                  In the case of dividends paid on Maytag Stock credited to the Unallocated Reserve or to a Forfeiture Account as of the record date of such dividend, such dividends will be added to the Unallocated Reserve or Forfeiture Account as of the payable date of the dividends and applied as provided in the Plan.

If an Exempt Loan is outstanding, the election available under Sec. 8.3 will not apply to dividends paid on shares Maytag Stock that were acquired with the proceeds of such Exempt Loan and are credited to Participant Matching Contribution Accounts.  Cash dividends paid on such shares of Maytag Stock will be applied to pay the Exempt Loan, resulting in a release and allocation of Maytag Stock from the Unallocated Reserve in accordance with Sec. 7.2.2(a).

(c)                                  Gain or Loss on Other Investment Funds.  The gain or loss on the mutual funds or other investment options (other than Maytag Stock) in which Accounts are invested will be reflected in such Accounts as provided in Sec. 8.2.2.

(d)                                 Loan Interest Payments.  The interest payments received on a loan made to a Participant will be added to the balance of the appropriate Account as soon as administratively practicable after such interest payments are paid into the Trust Fund.  Interest accrued but unpaid on a loan on the date of any distribution from an Account against which the loan is to be offset will be added to the balance of the Account prior to such offset (or as of such earlier date as may be specified in the loan procedures for the participant loan program).

(e)                                  Withdrawals, Distributions and Transfers.  The withdrawals, distributions and transfers from the Plan made from an Account will be subtracted from the balance of the Account as of the date the withdrawal, distribution or transfer is made from the Trust Fund, or as of the date the amount is transferred to a disbursement account to effectuate the withdrawal, distribution or transfer from the Trust Fund.

Any items of income, gain or loss, or expense not provided for under the above provisions and not applied to pay expenses of the Plan will be allocated among the Accounts in accordance with rules prescribed for this purpose by Maytag and the portion allocated to each will be added to or subtracted from the Account as of the date established by Maytag.

7.2.2                        Adjustments to Maytag Stock Released from the Unallocated Reserve.  The following adjustments will be made to reflect Maytag Stock released from the Unallocated Reserve as a result of using Matching Contributions, dividends and cash forfeitures to pay an Exempt Loan:

(a)                                  Dividends on Maytag Stock.  The number of shares of Maytag Stock subject to this paragraph will equal the number of shares with an aggregate fair market value as of the date of release from the Unallocated Reserve equal to the cash dividends paid on shares of Maytag Stock that were purchased with the Exempt Loan (or purchased with a loan that has been refinanced with the Exempt Loan) and are credited to Participant Matching Contribution Accounts.

The number of shares subject to this paragraph will be credited to Participant Matching Contribution Accounts as soon as administratively practicable after release from the Unallocated Reserve.  The shares released will be allocated among the Participants and Beneficiaries who have shares credited to their Matching Contribution Accounts, and the shares allocated to each will be added to the balance of his/her Matching Contribution Account.  The shares allocated to each such Participant or Beneficiary will equal the total number of shares released and subject to this paragraph multiplied by a fraction, the numerator of which is amount of the dividends attributable to the Participant or Beneficiary that are applied to the Exempt Loan, and the denominator of which is the aggregate amount of the dividends attributable to all such Participants and Beneficiaries that are applied to the Exempt Loan.

The Maytag Stock subject to this paragraph will be drawn from Maytag Stock released from the Unallocated Reserve.

(b)                                 Matching Contributions.  The number of shares of Maytag Stock subject to this paragraph will equal the lesser of:

(1)                                  The number of shares of Maytag Stock with an average value (as determined under Sec. 5.1.1(a)) equal to the Matching Contributions due for the month under Appendix A; or

(2)                                  The number of shares of Maytag Stock released from the Unallocated Reserve and remaining after the allocation under paragraph (a).

The number of shares of Maytag Stock subject to this paragraph will be credited to Participant Matching Contribution Accounts as soon as administratively practicable after release from the Unallocated Reserve. The shares released will be allocated among the Participants described in Sec. 5.1.3, and the shares allocated to each will be added to the balance of his/her Matching Contribution Account.   The shares allocated to each Participant described in Sec. 5.1.3 will equal the total number of shares released and subject to this paragraph multiplied by a fraction, the numerator of which is amount of the Matching Contribution calculated for such Participant under Sec. 5.1.1(a), and the denominator of which is the aggregate Matching Contributions calculated for all such Participants under Sec. 5.1.1(a).

The Maytag Stock subject to this paragraph will be drawn from Maytag Stock released from the Unallocated Reserve, or from Maytag Stock held in any Forfeiture Account if so directed by Maytag.

7.2.3                        Processing Transactions Involving Accounts.  Accounts will be adjusted to reflect contributions, distributions and other transactions as provided in Secs. 7.2.1 and 7.2.2. However, all information necessary to properly reflect a given transaction in the Accounts may not be immediately available, in which case the transaction will be reflected in the Accounts when such information is received and processed.  Further, subject to express limits that may be imposed under ERISA or the Code, Maytag reserves the right to delay the processing of any contribution, distribution, allocation or other transaction for any legitimate administrative reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive net asset values or prices, or to correct for its errors or omissions or the errors or omissions of any service provider).  With respect to any contribution, distribution or other transaction, the processing date of the transaction will be considered the applicable Valuation Date for that transaction and will be binding for all purposes of the Plan.

7.3          STATEMENTS.

7.3.1                        Statements.  Maytag may cause benefit statements to be issued from time to time advising Participants and Beneficiaries of the balance and/or investment of their Accounts, but it is not required to issue benefits statements except at the request of a Participant or Beneficiary to the extent so required by ERISA.

7.3.2                        Errors on Statements and Responsibility to Review.  Maytag may correct errors that appear on benefit statements at any time, and the issuance of a benefit statement (and any errors that may appear on a statement) will not in any way alter or affect the rights of a Participant or Beneficiary with respect to the Plan.

Each Participant or Beneficiary has a duty to promptly review each benefit statement and to notify Maytag of any error that appears on such statement within thirty (30) days of the date such statement is provided or made available to the Participant or Beneficiary (for example, the date the statement is sent by mail, or the date the statement is provided or made available electronically).  If a Participant or Beneficiary fails to review a benefit statement or fails to notify Maytag of any error that appears on such statement within such period of time, he/she will not be able to bring any claim seeking relief or damages based on the error.

7.4          VOTING RIGHTS ON MAYTAG STOCK .

7.4.1                        In General.  A Participant (or Beneficiary of a deceased Participant) may instruct the Trustee as to how to vote shares of Maytag Stock credited to his/her Accounts on any matter submitted for a vote to shareholders of Maytag.  The number of shares with respect to which a Participant or Beneficiary may provide voting instructions will equal the number of shares credited to his/her Account as of the record date for determining the shareholders entitled to vote at the shareholder meeting.  Maytag will cause the proxy materials that are sent to shareholders to be sent to Participants and Beneficiaries prior to the shareholders meeting at which the vote is to be cast.  Maytag or the Trustee will establish a deadline by which instructions must be received from Participants and Beneficiaries; the Trustee will tabulate the instructions received by that deadline, will determine the number of votes for and against each proposal, and will vote the allocated shares in accordance with the directions received.

7.4.2                        Voting of Shares for Which Directions Not Received; Unallocated Shares.  The Trustee will vote all shares of Maytag Stock credited to Participant or Beneficiary Accounts for which instructions from Participants or Beneficiaries have not been received by the established deadline, and shares of Maytag Stock held in the Trust Fund but not credited to Participant or Beneficiary Accounts (for example, Maytag Stock held in the Unallocated Reserve or a Forfeiture Account), in the same proportion as shares of Maytag Stock credited to Participant or Beneficiary Accounts for which timely instructions have been received.

7.4.3                        Named Fiduciary.  A Participant or Beneficiary will be a “named fiduciary” to the extent of the investment control granted under this Section.

7.5                               TENDER OR EXCHANGE OFFERS REGARDING MAYTAG STOCK .

7.5.1                        In General.  A Participant (or Beneficiary of a deceased Participant) may instruct the Trustee as to whether or not to tender or exchange shares of Maytag Stock credited to his/her Account in any tender or exchange offer for shares of Maytag Stock.  The number of shares with respect to which a Participant or Beneficiary may provide instructions will equal the number of shares credited to his/her Account as of a date established by Maytag that precedes the date on which a response is required to the offer (with appropriate adjustments to reflect subsequent transactions with respect to the Account).  Maytag will use reasonable efforts to cause each Participant and Beneficiary to be sent a notice of the terms of any tender or exchange offer, and to be provided with forms by which the Participant or Beneficiary may instruct the Trustee to tender shares of Maytag Stock credited to his account, to the extent permitted under the terms of such offer.  Maytag or the Trustee will establish a deadline by which instructions must be received from Participants and Beneficiaries; the Trustee will tabulate the instructions received by that deadline, will determine the number of shares to tender and retain, and will tender or retain the shares in accordance with the directions received.

A Participant or Beneficiary may not instruct the Trustee to tender or exchange some but less than all the shares of Maytag Stock credited to his/her Account, and an instruction to tender or exchange less than all will be deemed to be an instruction not to tender or exchange any shares of Maytag Stock.

7.5.2                        Voting of Shares for Which Directions Not Received; Unallocated Shares.  The Trustee will not tender or exchange shares of Maytag Stock credited to Participant or Beneficiary Accounts for which instructions from the Participant or Beneficiary have not been received by the established deadline.  The Trustee will tender or exchange shares of Maytag Stock held in the Trust Fund but not credited to Participant or Beneficiary Accounts (for example, shares held in the Unallocated Reserve or a

Forfeiture Account) in the same proportion as shares of Maytag Stock credited to Participant or Beneficiary Accounts for which timely instructions have been received.

7.5.3                        Named Fiduciary.  A Participant or Beneficiary will be a “named fiduciary” to the extent of the investment control granted under this Section.

ARTICLE VIII

INVESTMENT OF ACCOUNTS

8.1                               MAYTAG STOCK-ESOP COMPONENT.

8.1.1                        Maytag Stock.  The Plan includes an ESOP Component that is an employee stock ownership plan (within the meaning of Code § 4975(e)(7)) that is designed to invest in Maytag Stock.  The ESOP Component consists of all Maytag Stock held in the Trust Fund, including Maytag Stock purchased as a result of a volitional transfer from the Profit Sharing Component made at the direction of a Participant or Beneficiary.

Matching Contributions will be made to the ESOP Component and will be invested in Maytag Stock, subject to diversification at the direction of a Participant or Beneficiary under Sec. 8.1.2.

8.1.2                        Diversification Transfers to Profit Sharing Component.  A Participant (or Beneficiary following the death of a Participant) may elect at any time to convert all or any portion of his/her interest in Maytag Stock under the Plan to cash and have such cash transferred to the Profit Sharing Component of the Plan to be invested in the investment options available under the Profit Sharing Component; provided that, diversification will not be allowed prior to September 8, 2004 (and prior to the merger of the Maytag Corporation Employee Stock Ownership Plan into this Plan, the ability to diversify was governed by the terms of the Maytag Corporation Employee Stock Ownership Plan).

8.2                               INVESTMENT OPTIONS-NON-ESOP COMPONENT.

8.2.1                        Investment Options.  Maytag, acting through its Investment Committee, will determine the investment options that will be made available under the Profit Sharing Component of the Plan, which may include mutual funds, common or commingled investment funds, group annuity, deposit administration or separate account contracts issued by an insurance company, a self-directed brokerage account option or any other investment option deemed appropriate by Maytag.  The Plan is intended, in part, to serve as a vehicle for voluntary stock ownership; accordingly, Maytag Stock will be maintained as an investment option under the ESOP Component of the Plan, and a Participant or Beneficiary can invest in Maytag Stock by means of a volitional transfer to the ESOP Component.  Maytag may at any time and from time to time add to or remove from the investment options under the Profit Sharing Component; provided however, at least three (3) investment options will be made available at all times consistent with ERISA § 404(c).

The Plan is intended to comply with ERISA § 404(c).  Accordingly, a Participant (or Beneficiary following the death of the Participant) generally will be allowed to direct the investment of his/her Account among the investment options made available under the Plan, or in Maytag Stock by means of a volitional transfer to the ESOP Component.  However, circumstances may arise from time to time where investment direction is restricted or unavailable (for example, a “blackout period” may be imposed to facilitate account transitions, investment directions may be restricted under the circumstances described in Sec. 8.2.4, 8.2.5 and 8.2.6, or investment directions may not be able to be effectuated as a result of rules or regulations imposed on the operation of an investment option by law or action of an agency or body that regulates such investment option, such as the SEC, NYSE or NASD).  The procedures and processing standards below will not apply in the event of any such restrictions or unavailability with respect to an Account.

In the case of a sale of Maytag Stock credited to any Participant or Beneficiary Account, to effectuate the reinvestment of the cash proceeds in another investment fund, such reinvestment will be made as soon as administratively practicable taking into account the settlement period for Maytag Stock (currently, T+3).

Maytag may direct that a cash component be maintained within and as part of any pooled investment fund, self-directed brokerage account option or other investment option to provide liquidity for distributions, investment transactions or for any other purpose, with such cash component being held in cash or invested in short-term cash equivalent investments or securities (including, but not limited to, United States Treasury Bills, commercial papers, savings accounts and certificates of deposit, and common or commingled trust funds invested in such short-term cash equivalent investments or securities).

Maytag may make different investment options available for different Accounts under the Plan.

8.2.2                        Investment Gains or Losses.  Investment gains or losses of the Trust Fund with respect to an investment option will be allocated as follows:

(a)                                  In the case of any mutual fund or pooled investment fund that expresses interests in units (e.g., a collective investment trust), the value of that portion of an Account invested in the mutual fund or pooled investment fund as of any date will equal the value of a share or unit in such fund multiplied by the number of shares or units credited to the Account.

(b)                                 In the case of any pooled investment fund that does not express interest in units, gains or losses on the pooled investment fund will be allocated among the Accounts in proportion to the value of that portion of each Account invested in such fund immediately prior to the allocation, and the gain or loss allocated to each will be credited to or charged against the Account.  Alternatively, unit values may be established for a pooled investment fund in accordance with investment rules prescribed for this purpose by Maytag, and the value of that portion of a Account invested in a pooled investment fund will equal the value of a unit in such fund multiplied by the number of units credited to the Account.

(c)                                  In the case of any investment that is held specifically for an Account (e.g., amounts held in a brokerage account or otherwise, or Maytag Stock) any gain or loss on such investment will be credited to or charged against the Account.

Any investment gain or loss of the Trust Fund that is not directly attributable to the investment of the Account of any Participant (including, for example, any “float” earned on a contribution or disbursement account established for the Plan and not treated as part of the compensation of the Trustee or paying agent for the Plan, and any 12b-1 or similar fees paid to the Plan) will be applied to pay administrative expenses of the Plan, with any excess remaining at the close of the Plan Year being allocated among the Accounts in accordance with rules established for this purpose by Maytag.

8.2.3                        Investment Direction Procedures.  Investment directions may be given with such frequency as is deemed appropriate by Maytag, and must be made in such percentage or dollar increments, in such manner and in accordance with such rules as may be prescribed for this purpose by Maytag (including by means of a voice response or other electronic system under circumstances so authorized by Maytag).  All investment directions will be complete as to the terms of the investment transaction and will remain in effect until a new investment direction is filed by the Participant (or Beneficiary following the death of a Participant).

8.2.4                        Processing Investment Transactions.  Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant (or Beneficiary following the death of a Participant).  Neither the Plan nor Maytag provides a guarantee that investment directions will be processed on a daily basis, or provides a guarantee in any respect as to the processing time of an investment direction.  Notwithstanding the general provisions of Sec. 7.2.1, Maytag reserves the right to not value an investment option or an Account on any given Valuation Date for any reason deemed appropriate by Maytag.  Maytag further reserves the right to delay the processing of any investment transaction for any legitimate administrative reason

(including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, to correct for its errors or omissions or the errors or omissions of any service provider).  With respect to any investment transaction, the processing date of the transaction will be considered the applicable Valuation Date for that transaction and will be binding for all purposes of the Plan.

8.2.5                        Permitted Restrictions to Preclude Market-Timing and Other Detrimental Practices.  If Maytag determines that a Participant or Beneficiary is engaging in market-timing or other investment activity that has, or could potentially have, a detrimental impact on other Participants and Beneficiaries (directly, or as an indirect result of the impact that activity of such type may have on investors in the investment option in terms of increased fees borne by investors, inefficiencies in investment management or otherwise) or that contravenes the rules of such investment option, Maytag may, in its sole discretion, restrict such transactions (for example, by precluding certain transactions or types of investment activity, delaying the implementation of investment directions, limiting the dollar amount of permitted transactions, restricting the number of investment directions that can be given within a specified period, or requiring that directions be made in a certain manner or a certain period of time prior to being effectuated).  Maytag may apply any such restriction to the Participant or Beneficiary in question, or may establish rules and procedures to apply such restriction to all, or specified groups of, Participants and Beneficiaries.  Maytag may rely conclusively on a determination made by the investment manager of an investment option (or an agent thereof) that investment activity of a given type may be detrimental to investors or contravenes the rules of such investment option.

8.2.6                        Restrictions Resulting from Insider Trading Policy.  Transfer directions with respect to investment in Maytag Stock may be limited under any insider trading policy that may be adopted from time to time by Maytag (acting in its corporate capacity), the terms and conditions of which will be deemed to form part of the Plan.

8.3          DIVIDENDS ON ALLOCATED SHARES – PASS-THROUGH OPTION.

8.3.1                        Dividend Pass-Through.  Cash Dividends paid on shares of Maytag Stock credited to the Accounts of a Participant (or Beneficiary following the death of a Participant) as of the record date of such dividend will be:

(a)                                  Paid to the Participant or Beneficiary if so elected under the procedure outlined below; or

(b)                                 Otherwise, added to balance of his/her Accounts and reinvested in Maytag Stock.

A Participant (or Beneficiary following the death of a Participant) may elect to have cash dividends on shares of Maytag Stock credited to his/her Accounts as of the record date of such dividend either paid to him/her in cash or added to the balance of his/her Account and reinvested in Maytag Stock, subject to such minimum dividend amount as may be established by Maytag with respect to which an election will not be available (such minimum dividends will be reinvested in Maytag Stock).  If a Participant or Beneficiary elects to receive cash dividends in cash, such cash amount will be paid on or as soon as administratively practicable following the payable date of such dividend.  If a Participant or Beneficiary elects to have cash dividends reinvested in Maytag Stock, such reinvestment will be made on or as soon as administratively practicable following the payable date of such dividend (regardless of the investment election otherwise then in effect).  An election will relate to all cash dividends on all Maytag Stock held in the Participant’s or Beneficiary’s Accounts.

The number of shares of Maytag Stock deemed to be credited to an Account as of the record date of such dividend will for this purpose equal the number of shares of Maytag Stock credited to the Participant’s Account  as of the close of the last business day prior to the ex–dividend date associated with such record date (after all transactions for such day are processed).

An election hereunder must be made in such manner and in accordance with such rules as may be prescribed for this purpose by Maytag (including by means of a voice response or other electronic system under circumstances so authorized by Maytag).  In the absence of an affirmative election received by the deadline established for this purpose by Maytag (which will be no less than thirty (30) days after notice of the dividend election is provided), a Participant or Beneficiary will be deemed to have elected to have cash dividends added to his/her Account and reinvested in Maytag Stock.  To the extent so prescribed by Maytag, an election hereunder will be “evergreen” – that is, it will continue to apply until changed by the Participant or Beneficiary.   Under the rules prescribed by Maytag, a Participant or Beneficiary will be allowed to revise his/her election no less than once a year, and if there is a change in the terms of the Plan governing the manner in which dividends are paid or distributed, a Participant or Beneficiary will be allowed a reasonable opportunity to make a new election.

The reasonable cost of effectuating a dividend payment (including, for example, any check writing fee) will be charged to the Participant’s or Beneficiary’s Account unless paid by Maytag.

8.3.2                        Dividends on Matching Contribution Account Shares if Exempt Loan Outstanding.  If an Exempt Loan is outstanding, the election described in Sec. 8.3.1 will not apply to dividends paid on shares of Maytag Stock that were acquired with the proceeds of such Exempt Loan that that are credited to Matching Contribution Accounts.  Rather, cash dividends paid on such shares of Maytag Stock will be applied to pay the Exempt Loan, resulting in a release and allocation of Maytag Stock from the Unallocated Reserve in accordance with Sec. 7.2.2(a).

8.4                               PARTICIPANT LOAN PROGRAM.  Maytag may establish a participant loan program in accordance with ERISA § 408(b)(1), the terms and conditions of which will be determined by Maytag and set forth in written loan procedures that will be deemed to form part of the Plan.  The rules and regulations will apply on a uniform basis to all Participants, and will not allow for an offset against the balance of an Account upon default of a loan prior to the date distributions are permitted under the Code (regardless of whether a prior taxable event occurs in connection with the loan under Code § 72(p)).

ARTICLE IX

VESTING

A Participant will have a fully vested and nonforfeitable interest at all times in his/her Accounts under this Plan.

ARTICLE X

WITHDRAWALS WHILE EMPLOYED

10.1        WITHDRAWALS FOR HARDSHIP.

10.1.1                  Withdrawal.  A Participant may make a withdrawal from any Account (other than his/her Matching Contribution Account) prior to the date he/she attains age fifty-nine and one-half (59½) if the withdrawal is on account of an immediate and heavy financial need and the withdrawal is needed to alleviate the financial need; except that, a withdrawal will not be allowed of an amount less than five hundred dollars ($500) (or the total amount available for withdrawal if less than such amount).

A withdrawal from a Before-Tax Contribution Account may not exceed the balance of such Account as of December 31, 1988, plus the amount of the Before-Tax Contributions made after that date by the Participant, reduced by the amount of previous hardship withdrawals from such Account.  Similarly, a withdrawal from a Catch-Up Contribution Account may not exceed the amount of Catch-Up Contribution made by the Participant, reduced by the amount of previous hardship withdrawals from such Account.

10.1.2                  Immediate and Heavy Financial Need.  A withdrawal will be deemed to be on account of an immediate and heavy financial need only if the withdrawal is for one of the following reasons:

(a)                                  Expenses for medical care (as defined in Code § 213(d)) (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income)

incurred by the Participant, the Spouse of the Participant, or any dependent (as defined in Code § 152, applied without regard to paragraphs (b)(1) and (2) and paragraph (d)(1)(B) thereof) of the Participant, or expenses necessary for any of such persons to obtain such medical care;

(b)                                 Costs directly related to the purchase of the principal residence of the Participant (excluding mortgage payments);

(c)                                  Payment of tuition, related educational fees and room and board expenses for the next semester or quarter of post-secondary education for the Participant or the Spouse, child, or dependent (as defined in Code § 152, applied without regard to paragraphs (b)(1) and (2) and paragraph (d)(1)(B) thereof) of the Participant;

(d)                                 To prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage of the principal residence of the Participant;

(e)                                  Payments for burial or funeral expenses for the Participant’s deceased parent, spouse, children or dependents (as defined in Code § 152, applied without regard to paragraph (d)(1)(B) thereof); or

(f)                                    Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code § 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

10.1.3                  Needed to Alleviate Need.  A withdrawal will be deemed to be needed to alleviate an immediate and heavy financial need only if:

(a)                                  The withdrawal amount does not exceed the amount of the immediate and heavy financial need, plus the amount necessary to pay any federal, state or local income taxes or penalties reasonably expected to result from the withdrawal as determined by Maytag.

(b)                                 The Participant has obtained all distributions and all nontaxable loans currently available to him/her under this Plan and any other plan maintained by Maytag or an Affiliate; and the Participant does not have a current election in place to receive dividends in cash pursuant to Sec. 8.4.

(c)                                  The Participant agrees that the Before-Tax Contributions and other elective deferrals (as defined in Code § 402(g)(3)) and employee contributions under all other qualified and nonqualified plans of deferred compensation, and all stock option, stock purchase or similar plans maintained by Maytag or an Affiliate, will be suspended for at least six (6) months after the receipt of the hardship distribution.  This will not prevent the “cash-less” exercise of any stock option.

10.1.4                  Medium of Withdrawal. A withdrawal will be made in cash – that is, in–kind distributions are not allowed.

10.2                        WITHDRAWALS AFTER AGE 59½.

10.2.1                  Withdrawals.  A Participant may make a withdrawal from any of any Account (other than his/her Matching Contribution Account) for any reason after he/she attains age fifty-nine and one-half (59½); except that, a withdrawal will not be allowed of an amount less than five hundred dollars ($500) (or the total amount available for withdrawal if less than such amount).

10.2.2                  Medium of Withdrawal. A withdrawal will be made in the following medium, at the election of the Participant:

(a)                                  Fully in cash; or

(b)                                 In whole shares of Maytag Stock to the extent that the balance of the Account is then invested in Maytag Stock, with the remaining balance of the Account (including any fractional share of Maytag Stock) paid in cash.

10.3                        WITHDRAWAL PROCEDURES; ACCOUNT ORDERING.  A withdrawal request must be made in such manner and in accordance with such rules as may be prescribed for this purpose by Maytag (including by means of a voice response or other electronic system under circumstances authorized by Maytag).  All withdrawals are conditioned upon the Participant providing such certifications and or evidence of qualification as may be required by Maytag.

If a withdrawal is available from more than one Account, Maytag may establish an ordering rule that will govern the order in which a withdrawal will be drawn from the available Accounts and the investments that will be liquidated to allow for a withdrawal.  In the absence of a contrary ordering rule, a withdrawal will be drawn for the available Accounts prorata based on the balance available for withdrawal from each such Account, and the investments of an Account (including Maytag Stock) will be liquidated prorata based on the balance invested in each investment option.

ARTICLE XI

DISTRIBUTIONS AFTER TERMINATION

11.1                        BENEFIT ON TERMINATION OF EMPLOYMENT.  A Participant will be eligible to receive a distribution of the balance of his/her Accounts following Termination of Employment in accordance with the terms of this Article.

11.2                        TIME, FORM AND MEDIUM OF DISTRIBUTION.

11.2.1                  Time of Distribution.  A distribution will be made (or distributions will commence) as soon as administratively practicable after the Participant files a request for distribution following Termination of Employment, but not later than the required beginning date under Sec. 11.4.

11.2.2                  Form of Distribution.  A distribution will be made in the following form:

(a)                                  A lump-sum distribution of the full balance of his/her Accounts; or

(b)                                 In the case of a Participant who has attained age sixty-two (62), in lieu of a lump-sum distribution, he/she may elect to receive a series of monthly installments in cash over a ten-year period, but not longer than the joint life and last survivor expectancy of the Participant or the Participant and his/her Beneficiary, with life expectancy in either case determined as of the start of the installments under the Single Life Table or Joint Life Table (as applicable) specified in Treas. Reg. § 1.401(a)(9)-9 (and life expectancy will not be recalculated after commencement).

Monthly payments will be determined in one of the following methods:

(1)                                  A fixed dollar amount per month, with the full remaining balance of the Accounts paid in the final payment;

(2)                                  A dollar amount each month determined by dividing the balance of the Accounts by the remaining number of installments.

11.2.3                  Medium of Distribution. A distribution will be made in the following medium, at the election of the Participant:

(a)                                  Fully in cash; or

(b)                                 In whole shares of Maytag Stock to the extent that the balance of the Account is then invested in Maytag Stock, with the remaining balance of the Account (including any fractional share of Maytag Stock) paid in cash.

11.2.4                  Default Upon Failure to Request Distribution.  If the Participants fails to file an election as to the time, form or medium of distribution, a distribution will be made in a lump-sum in cash prior to the required beginning date specified in Sec. 11.4.

11.3                        CASH-OUT OF SMALL ACCOUNTS.  Any contrary provision notwithstanding, if the aggregate balance of a Participant’s Accounts is less than one-thousand dollars ($1,000) (or is five-thousand dollars ($5,000) or less if the payment would be made pursuant to this section on or after the Participant’s Normal Retirement Age), a lump-sum distribution of the full aggregate balance of the Accounts will be made to the Participant as soon as administratively practicable after his/her Termination of Employment.  If the Participant fails to file an election as to the medium of distribution, the distribution will be made in cash.

If, at a Termination of Employment prior to Normal Retirement Age, the aggregate balance of a Participant’s Accounts is one-thousand dollars ($1,000) or more, but not more than five-thousand dollars ($5,000), and the Participant has not filed a distribution request pursuant to Sec. 11.5, then a lump-sum distribution in cash will be paid in a direct rollover to an individual retirement account or annuity established for the benefit of the Participant with a financial institution designated for this purpose by Maytag, provided that the direct rollover to the individual retirement account or annuity is completed prior to the date the Participant attains Normal Retirement Age.  This lump-sum distribution will be paid to the individual retirement account or annuity as soon as administratively practicable following the Participant’s Termination of Employment.

If the aggregate balance of a Participant’s Accounts at Termination of Employment exceeds the applicable dollar amount specified above, but subsequently falls below such amount (for example, because of distributions or investment losses), Maytag may then direct that the full aggregate balance of the Accounts be distributed or paid in a direct rollover to an individual retirement account or annuity as specified above.

11.4                        MINIMUM DISTRIBUTION RULES APPLICABLE TO A PARTICIPANT.  Any contrary provision notwithstanding, minimum distributions will be made starting no later than the required beginning date of the Participant in such amounts necessary to comply with the required minimum distribution rules of Code § 401(a)(9) (including the incidental death benefit rules of Code § 401(a)(9)(G)).  The minimum distribution for each year beginning on or after January 1, 2003, will be calculated in accordance with the Final and Temporary Regulations issued under Code § 401(a)(9) (Treas. Reg. § 1.401(a)(9)-1 through 1.401(a)(9)-9).

The “required beginning date” for this purpose means the April 1st of the calendar year after the later of (i) the calendar year in which the Participant attains age seventy and one-half (70½), or (ii) the calendar year of Termination of Employment.  However, clause (ii) will not apply to any Participant who is more than a five-percent owner (as defined in Code § 416) with respect to the Plan Year in which he/she attains age seventy and one-half (70½).

If a Participant cannot be located, his/her Accounts will be forfeited prior to the required beginning date (subject to reinstatement) pursuant to the missing person provisions of Sec. 13.3.

11.5                        DISTRIBUTION PROCEDURES.  A distribution request must be made in such manner and in accordance with such rules as may be prescribed for this purpose by Maytag (including by means of a voice response or other electronic system under circumstances authorized by Maytag). All distributions are conditioned upon the Participant providing such certifications and or evidence of qualification as may be required by Maytag.

ARTICLE XII

DISTRIBUTIONS AFTER DEATH

12.1                        BENEFIT ON DEATH.  If a Participant has a balance remaining in his/her Accounts at death, then his/her Beneficiary will be eligible to receive a distribution of that portion of the balance allocated to the Beneficiary in accordance with the terms of this Article.

12.2                        TIME, FORM AND MEDIUM OF DISTRIBUTION.

12.2.1                  Time of Payment.  A Beneficiary may elect to receive a distribution at any time after the entitlement of the Beneficiary has been established by Maytag after the death of the Participant, provided that a distribution must be made no later than the date specified in Sec. 12.6.

12.2.2                  Form of Distribution.  A distribution will be made in the form of a lump-sum distribution of the full balance payable to the Beneficiary.

12.2.3                  Medium of Distribution.  A distribution will be made in the following medium, at the election of the Beneficiary:

(a)                                  Fully in cash; or

(b)                                 In whole shares of Maytag Stock to the extent that the balance of the Accounts allocated to the Beneficiary is then invested in Maytag Stock, with the remaining balance of the Accounts allocated to the Beneficiary (including any fractional share of Maytag Stock) paid in cash.

12.2.4                  Default Upon Failure to Request Distribution.  If the Beneficiary fails to file an election as to the time or medium of distribution, a distribution will be made in a lump-sum in cash prior to the date specified in Sec. 12.6.

12.3        BENEFICIARY DESIGNATION.

12.3.1                  General Rule.  A Participant may designate one or more persons (natural or otherwise, including a trust or estate) as his/her Beneficiary to receive any balance remaining in his/her Accounts when he/she dies, and, subject to the consent requirements of Sec. 12.3.2, may change or revoke a Beneficiary designation previously made without the consent of any named Beneficiary.

12.3.2                  Special Requirements for Married Participants.  If a Participant has a Spouse at the time of death, such Spouse will be his/her Beneficiary unless:

(a)                                  The Spouse has consented in writing to the designation of a different Beneficiary;

(b)                                 The Spouse’s consent acknowledges the effect of such designation; and

(c)                                  The Spouse’s consent is witnessed by a notary public or an authorized representative of the Plan.

Consent of a Spouse will be deemed to have been obtained if it is established to the satisfaction of Maytag that such consent cannot be obtained because the Spouse cannot be located, or because of such other circumstances as may be prescribed by the Secretary of Treasury.

If a Participant’s Spouse consents to the designation of a given Beneficiary, that consent cannot be revoked so long as the designation remains in effect, but the designation cannot be changed (other than to revoke the designation and reinstate the Spouse as the Beneficiary) without the consent of the Spouse.   If a Spouse consents to the designation of a given Beneficiary, and the Participant and Spouse divorce, the consent of the prior Spouse does not bind a subsequent Spouse.

12.3.3                  Form and Method of Designation.  A Beneficiary designation must be made on such form and in accordance with such rules as may be prescribed for this purpose by Maytag.  A Beneficiary designation will be effective (and will revoke all prior designations) only if it is actually received by Maytag and either:

(a)                                  It is actually received by Maytag prior to the date of death of the Participant; or

(b)                                 If sent by mail, the post-mark of the mailing is prior to the date of death of the Participant.

Maytag may rely on the latest designation on file, or may direct that payment be made pursuant to the default provision if an effective designation is not on file, and will not be liable to any person making claim for such payment under a subsequently filed designation or for any other reason.

If a Participant designates a Beneficiary by name that is accompanied by a description of a business, legal or familial relationship to the Participant (for example, “spouse”, “business partner”, “landlord”), such Beneficiary will be deemed to have predeceased the Participant if such relationship has been dissolved or no longer exists at the death of the Participant.  If a Participant designates a Beneficiary by name that is accompanied by a description of a personal relationship to the Participant (for example, “friend”), the dissolution of that relationship will not affect the designation.

12.3.4                  Default Designation.  If a Beneficiary designation is not on file with Maytag, or if no designated Beneficiary survives the Participant, the Beneficiary will be the person or persons surviving the Participant in the first of the following classes in which there is a survivor, share and share alike:

(a)                                  The Participant’s Spouse.

(b)                                 The Participant’s children, except that if any of the Participant’s children predecease the Participant but leave issue surviving the Participant, such issue will take by right of representation the share their parent would have taken if living.

(c)                                  The Participant’s estate.

The identity of the Beneficiary in each case will be determined by Maytag.

12.3.5                  Successor Beneficiary.  If a Beneficiary survives the Participant but dies before receiving payment of the balance due to such Beneficiary, the balance will be payable to the surviving contingent Beneficiary designated by the Participant or, if there is no surviving contingent Beneficiary, then to the estate of the deceased Beneficiary.

12.3.6                  Special Rules for Predecessor Plan Accounts.  In the case of a merger of a predecessor plan into this Plan or a transfer of account balances to this Plan after September 1, 2004, a Beneficiary designation in effect under the predecessor plan immediately prior to its merger into this Plan or transfer of account balances to this Plan will be deemed to be valid under this Plan with respect to the resulting Predecessor Plan Account (and only such Account) unless and until changed or revoked by the Participant.

12.4                        MULTIPLE BENEFICIARIES.  If more than one Beneficiary is entitled to benefits following the death of a Participant, the interest of each will be segregated for purposes of applying this Article.

12.5                        CASH-OUT OF SMALL ACCOUNTS.  Any contrary provision notwithstanding, if the balance of the Accounts payable to a Beneficiary does not exceed one-thousand dollars ($1,000), a lump-sum distribution of the balance will be made to the Beneficiary as soon as administratively practicable after the Participant dies and the entitlement of the Beneficiary has been determined by Maytag.

If the balance of the Accounts payable to the Beneficiary exceeds one-thousand dollars ($1,000) at the death of the Participant, but subsequently falls below such amount because of investment losses, Maytag may then direct that the balance be distributed to the Beneficiary.

12.6                        MINIMUM DISTRIBUTION RULES APPLICABLE TO A BENEFICIARY.  Any contrary provision notwithstanding, distributions after the death of the Participant will be made as necessary to comply with the required minimum distribution rules of Code § 401(a)(9).  To comply with such minimum distribution rules, if the Participant dies after the required beginning date under Sec. 11.4, minimum distributions thereafter will continue to be made in accordance with the minimum distribution method in effect under Sec. 11.4.  Otherwise, distribution of the full balance payable to a Beneficiary (including a Spouse) will be made not later than the last day of the calendar year in which falls the fifth (5th) anniversary of the death of Participant.   The minimum distribution for each year beginning on or after January 1, 2003, will be calculated in accordance with the Final and Temporary Regulations issued under Code § 401(a)(9) (Treas. Reg. § 1.401(a)(9)-1 through 1.401(a)(9)-9).

If a Beneficiary cannot be located, his/her Accounts will be forfeited prior to the date distribution is required (subject to reinstatement) pursuant to the missing person provisions of Sec. 13.3.

ARTICLE XIII

MISCELLANEOUS BENEFIT PROVISIONS

13.1                        VALUATION OF ACCOUNTS FOLLOWING TERMINATION OF EMPLOYMENT.

13.1.1                  Continued Investment Control of Accounts.  A Participant (or Beneficiary following the death of a Participant) will be allowed to direct the investment of his/her Accounts in accordance with the terms of the Plan until the Accounts are distributed or transferred to a segregated account or disbursement account described in Sec. 13.1.2.

13.1.2                  Segregation of Accounts/Disbursement Accounts.  If investments are liquidated to allow for a distribution, the resulting proceeds may be credited to a segregated account maintained under the Plan for the benefit of the person to whom the distribution is to be made, and any investment gains or losses on such segregated account will be allocated solely to such segregated account (and the Accounts of other Participants or Beneficiaries will not be affected by such investment gains or losses).  Any such segregated account may be held uninvested in cash, or invested in an interest-bearing account or other short-term investment as directed by Maytag pending distribution from the Plan.

A disbursement account also will be established for the Plan (either with the Trustee, any affiliate of the Trustee, or any other paying agent selected by Maytag or Trustee) to allow for any distributions from the Plan.  Such disbursement account is separate and distinct from any segregated account established under the prior paragraph, and any interest or other income earned on such disbursement account will inure to the benefit of the Plan (and not the Participant).  Such interest or other income will be applied to pay administrative expenses of the Plan or, pursuant to agreement with the Trustee or paying agent for the Plan, will be treated as part of the compensation of the Trustee or paying agent for the Plan.  In any event, a Participant will have no claim to any income on any disbursement account established for the Plan.

13.2                        DIRECT ROLLOVER OPTION.  An eligible rollover distribution made to a Participant, the Spouse of a deceased Participant, or an alternate payee under a qualified domestic relations order who is the Spouse or former Spouse of a Participant may be made in the form of a direct rollover to an eligible retirement plan. The recipient of an eligible rollover distribution must provide Maytag with the information necessary to accomplish the direct rollover in such manner and in accordance with such rules as may be prescribed for this purpose by Maytag (including by means of a voice response or other electronic system under circumstances authorized by Maytag).

An “eligible rollover distribution” for this purpose is any distribution defined as such under Code § 402(c)(4) (for example, an eligible rollover distribution does not include a hardship distribution, a distribution that is part of a series of installments payable over a period of ten (10) years or more, a distribution required to satisfy the average deferral percentage test or average contribution percentage test, or the contribution limits of Code § 402(g), a cash dividend distribution under Code § 404(k) or a distribution that is required under Code § 401(a)(9)).

An “eligible retirement plan” for this purpose is any individual retirement plan described in Code § 408(a), any individual retirement annuity described in Code § 408(b) (other than an endowment contract), any qualified trust as described in Code § 402(c)(8)(a), any annuity plan described in Code § 403(a) and any eligible deferred compensation plan described in Code § 457(b) which is maintained by an eligible employer described in Code § 457(e)(1)(A) and any annuity contract described in Code § 403(b).

13.3                        MISSING PARTICIPANTS OR BENEFICIARIES.  A Participant or Beneficiary must maintain his/her most recent post office address on file with Maytag, and any communication addressed to the Participant or Beneficiary at the post office address on file with Maytag will be binding on the Participant or Beneficiary for all purposes of the Plan. Maytag is not obligated to search for any Participant or Beneficiary.

If a Participant or Beneficiary fails to claim any amount payable under the Plan (or fails to cash any check drawn on the disbursement account established for the Plan), such amount will be forfeited by the Participant or Beneficiary at such time as is deemed appropriate by Maytag (but prior to any required payment date under Code § 401(a)(9)) or may be disposed of in such other equitable manner deemed appropriate by Maytag.  Forfeited amounts may be applied to pay administrative expenses of the Plan or to reduce the Matching Contributions otherwise required by Maytag and its Participating Affiliates,  or may be applied in such other manner as deemed appropriate by Maytag and consistent with ERISA and the Code.  If a Participant or Beneficiary claims a forfeited amount prior to termination of the Plan, the value forfeited (measured as of the date of the forfeiture, without adjustment for income or appreciation) will be restored to the Participant or Beneficiary.  Such restored amounts may be drawn form then current forfeitures, or Maytag will make an additional contribution as necessary to provide for the restoration under the Plan.

13.4                        DISTRIBUTION TO ALTERNATE PAYEE.  An alternate payee under a qualified domestic relations order (each as defined in Code § 414(p)) will receive a lump-sum distribution of the amount assigned to such individual under the order as soon as administratively practicable after Maytag has determined that the order is a qualified domestic relations order (and all time for appeal of such decision has expired), unless such order expressly allows the alternate payee to defer distribution to a later date permitted under the Plan.  Even if an order allows the alternate payee to defer distribution, if the amount assigned to the alternate payee under a qualified domestic relations order does not exceed five thousand dollars ($5,000), such amount will be paid to the alternate payee in a lump-sum distribution as soon as administratively practicable after the date specified above and a deferred distribution option will not be available to the alternate payee.

13.5                        BROKERAGE FEES.  The brokerage fees incurred in connection with an open–market purchase or sale of any securities held specifically for the Accounts of a Participant (for example, securities held in a brokerage account or Maytag Stock) will be charged to the Participant’s Accounts and will serve to reduce the number of shares of such securities purchased on behalf of the Participant or will be drawn from the proceeds of the sale.

13.6                        OTHER SPECIAL RULES RELATING TO MAYTAG STOCK.

13.6.1                  Authorization for Exempt Loan.  Maytag may direct that the Plan engage in an Exempt Loan that satisfies the following requirements:

(a)                                  The Exempt Loan may be made by Maytag or any lender acceptable to Maytag, and may be made or guaranteed by a party in interest (as defined in ERISA § 3(14)) or a disqualified person (as defined in Code § 4975).

(b)                                 The Exempt Loan must be used within a reasonable time after receipt to acquire shares of Maytag Stock for the Unallocated Reserve or to repay a prior Exempt Loan (or for any combination of the foregoing purposes).

(c)                                  The Exempt Loan must be without recourse against the Plan except that:

(1)           Maytag Stock acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and Maytag Stock acquired with the proceeds of a prior Exempt Loan which is repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan; and

(2)           Any Matching Contributions that are made for the purpose of satisfying the obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan; and

(3)           The earnings attributable to Maytag Stock acquired with the proceeds of an Exempt Loan may be used to repay that Exempt Loan or any renewal or extension thereof; and

(4)           The earnings attributable to unallocated Maytag Stock that were acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for another Exempt Loan.

(d)                                 The Exempt Loan must provide for principal and interest to be paid over a specific term, and not payable upon demand except in the event of default.

(e)                                  Payments on an Exempt Loan will result in release of shares from the Unallocated Reserve, with the number of shares released each Plan Year will equal “A” multiplied by “B” where:

“A” =                the number of shares held in the Unallocated Reserve immediately before the release;

“B” =                  a fraction, the numerator of which is equal to the principal and interest paid on the Exempt Loan for the Plan Year and the denominator of which is equal to the sum of the numerator and the total principal and interest scheduled to be paid on the Exempt Loan for all future Plan Years (without consideration of possible extensions or renewal periods).

If the interest rate under the Exempt Loan is variable, the amount of interest to be paid in future Plan Years will be calculated by using the interest rate in effect on the last day of the current Plan Year.

If an Exempt Loan is repaid as a result of a refinancing by another Exempt Loan, such repayment will not be considered a repayment under this subsection and the release of shares thereafter will be determined by aggregating principal and interest on the loan and any refinancing of the loan.

(f)                                    The Exempt Loan must bear interest at a fixed or variable rate that is not in excess of a reasonable rate of interest considering all relevant factors (including, but not limited to, the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, Maytag, and the guarantors, and the generally prevailing rates of interest).

(g)                                 The Exempt Loan must provide that, in the event of default, the fair market value of Maytag Stock and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan.  If the lender is a party in interest or disqualified person, the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

(h)                                 Unless required under Code § 409(h), no options, puts, call, rights of first refusal or other restrictions on alienability will attach to any shares of Maytag Stock acquired with the proceeds of an Exempt Loan and held in the Trust Fund or distributed from the Plan, whether or not this Plan continues to be an employee stock ownership plan with the meaning of Code § 4975(e)(7).

13.6.2      Valuation of Maytag Stock Ceases to be Publicly Traded.  If Maytag Stock ceases to be listed on an established securities exchange (for example, NYSE or NASDAQ), or if an extremely thin market exists for Maytag Stock so that reasonable valuation may not be obtained from the market place, then Maytag Stock must be valued at least annually by an independent appraiser who is not associated with Maytag, the Trustee, or any person related to any fiduciary under the Plan.  The independent appraiser may be associated with a person who is merely a contract administrator with respect to the Plan, but who exercises no discretionary authority and is not a plan fiduciary.

13.6.3      Purchases or Sales of Maytag Stock.  Maytag may direct the Trustee to sell or otherwise dispose of Maytag Stock to any person;, provided that, any sales to a disqualified person (as defined in Code § 4975(e)) or party-in-interest (as defined in ERISA § 3(14)), including Maytag or an Affiliate, will be made at fair market value, no commission will be charged, and the sale will otherwise conform with ERISA § 408(e).

If it is necessary to purchase Maytag Stock for the Trust Fund, such purchase may be on the open market or from Maytag or an Affiliate.  Any purchase of Maytag Stock from Maytag or an Affiliate, or any contribution of Maytag Stock to the Trust Fund as a Matching Contribution, or in lieu of a cash dividend or otherwise, will be at fair market value, no commission will be charged, and the purchase will otherwise conform with ERISA § 408(e).  Fair market value for this purpose will be the closing price of Maytag Stock on the New York Stock Exchange for the business day immediately preceding the transaction (as reported in any financial newspaper or on any electronic stock reporting service deemed accurate by Maytag).

This provision will not operate to override the valuation methodology used to determine the Matching Contributions under the Plan.

13.6.4      Put Option if Maytag Stock Ceases to be Publicly Traded. If Maytag Stock ceases to be listed on an established securities exchange (e.g., NYSE or NASDAQ), or becomes subject to a trading limitation when such shares are distributed, such shares will be subject to a “put option” as follows:

(a)                                  The put option will be to Maytag; provided that, the Trustee may at its discretion cause the Plan to voluntarily assume the rights and obligations of Maytag with respect to the put option.

(b)                                 The put option may be exercised only by the distributee (whether the Member or Beneficiary), any person to whom the shares have passed by gift from the distributee or any person (including an estate or distributee of an estate) to whom the shares have passed on the death of the distributee.

(c)                                  The put option may be exercised only during the fifteen (15) month period beginning on the date the shares are distributed from the Plan; provided that, the exercise period will be extended by the number of days during such period that the holder is unable to exercise the put option because Maytag is prohibited from honoring the put option by federal or state law.

(d)                                 The put option may be exercised by written notice of exercise to Maytag or its designee made on such form and in accordance with such rules as may be prescribed for this purpose by the Plan Administrator.

(e)                                  Maytag will honor a put option by paying to the holder the fair market value either in a single lump sum or substantially equal installments (bearing a reasonable rate of interest and providing adequate security to the holder) over a period beginning within thirty (30) days following the date the put option is exercised and ending not more than five (5) years after the date the put option is exercised.

A “trading limitation” for this purpose means a restriction under any federal or state securities law or under any agreement affecting the shares that would make the shares not as freely tradable as shares not subject to such restriction.

No other options, buy-sell arrangements, puts, call, rights of first refusal or other restrictions on alienability will attach to any shares of Maytag Stock acquired with the proceeds of an Exempt Loan and held in the Trust Fund or distributed from the Plan, whether or not this Plan continues to be an employee stock ownership plan within the meaning of Code § 4975(e)(7).

13.7                        NO OTHER BENEFITS.  No benefits other than those specifically provided for in this document will be provided under the Plan.

13.8                        SOURCE OF BENEFITS.  All benefits to which any person becomes entitled under the Plan will be provided only out of the Trust Fund and only to the extent that the Trust Fund is adequate therefor.  The Participants and Beneficiaries assume all risk connected with any decrease in the market value of shares of Maytag Stock or any other assets held under the Plan, and Maytag and its Affiliate do not in any way guarantee the Trust Fund against any loss or depreciation, or the payment of any amount, that may be or become due to any person from the Trust Fund.

13.9                        INCOMPETENT PAYEE.  If a person entitled to payments hereunder is in the opinion of Maytag unable to care for his/her affairs because of a mental or physical condition, any payment due such person may be made to such person, or such person’s guardian, conservator, or other legal personal representative upon furnishing Maytag with evidence satisfactory to Maytag of such status.  Prior to the furnishing of such evidence, Maytag may cause payments due the person to be made, for such person’s use and benefit, to any person or institution then in the opinion of Maytag caring for or maintaining the person.  Maytag will have no liability with respect to payments so made and will have no duty to make inquiry as to the competence of any person entitled to receive payments hereunder.

13.10                 NO ASSIGNMENT OR ALIENATION OF BENEFITS.  The interests of any person who is entitled to benefits under the Plan may not in any manner whatsoever be assigned or alienated, whether voluntarily or involuntarily, directly or indirectly, except as expressly permitted under Code § 401(a)(13).

13.11                 PAYMENT OF TAXES.  The Trustee may pay any estate, inheritance, income, or other tax, charge, or assessment attributable to any benefit payable hereunder which in the Trustee’s opinion it will be or may be required to pay out of such benefit.  The Trustee may require, before making any payment, such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee will deem necessary for its protection.

13.12                 CONDITIONS PRECEDENT.  No person will be entitled to a benefit until his/her right to such benefit has been finally determined by Maytag nor until he/she has submitted to Maytag relevant data reasonably requested by Maytag, including, but not limited to, proof of birth or death.

ARTICLE XIV

TRUST FUND

14.1                        COMPOSITION.  Plan assets will be held in trust by one or more Trustees appointed by Maytag under one or more trust agreements.  Maytag may cause the assets held under any trust agreement to be divided into any number of parts for investment purposes or any other purpose deemed necessary or advisable for the proper administration of the Plan.

14.2                        NO DIVERSION.  The Trust Fund will be maintained for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan.  No part of the corpus or income of the Trust Fund may be used for, or diverted to, purposes other than for the exclusive benefit of Employees or their Beneficiaries.  Notwithstanding the foregoing:

(a)                                  If all or any portion of a contribution is made as a result of a mistake of fact, the Trustee will, upon written request of Maytag, return such portion of the contribution to Maytag within one year after its payment to the Trust Fund.  Earnings attributable to such portion of the contribution (or portion thereof) will not be returned but will remain in the Trust Fund, and the amount returned will be reduced by any losses attributable to such portion of the contribution.

(b)                                 Each contribution is conditioned upon the deductibility of the contribution under Code § 404.  To the extent the deduction is disallowed, the Trustee will return such contribution to Maytag within one year after the disallowance of the deduction; however, earnings attributable to such contribution (or disallowed portion thereof) will not be returned but will remain in the Trust Fund, and the amount returned will be reduced by any losses attributable to such contribution (or disallowed portion thereof).

In the case of any such return of contribution, Maytag will cause such adjustments to be made to the Accounts of Participants as it considers fair and equitable under the circumstances resulting in the return of such contribution.

14.3                        LIABILITY FOR LOSS.  Neither Maytag, the ERISA Executive Committee, nor any Employee, Employer, agent, or employee or representative of Maytag or any Employer, in any manner guarantees the Trust Fund against loss or depreciation, nor will any of them be liable, except for its or his or her own gross negligence or willful misconduct, for any act or failure to act, done or omitted in good faith under or with respect to the Plan, except as otherwise provided by law.  Neither Maytag, the ERISA Executive Committee, nor any Employee, Employer, agent, or employee or representative of Maytag will be responsible for any act or failure to act of any Trustee or Trustees, or of any insurance company or insurance companies appointed by it, to administer the Trust Fund or any part thereof.

ARTICLE XV

ADMINISTRATION

15.1                        ADMINISTRATION.

15.1.1      Administrator.  Maytag is the “administrator” of the Plan for purposes of ERISA, with all authority to control and manage the operation and administration of the Plan and make all decisions and determinations incident thereto.  Maytag is also the “named fiduciary” for purposes of ERISA with respect to investment matters under the Plan for purposes of ERISA, with all authority with respect to asset management, including authority to determine the investments for the Plan and the investment providers for the Plan.  Action on behalf of Maytag as administrator and named fiduciary may be taken by any of the following:

(a)                                  Its Policy and Oversight Committee, in the case of matters relating to the overall and day-to-day administration of the Plan, and the selection and monitoring of non-investment service providers (including the selection of recordkeeper) with respect to the Plan, and such other matters specified in its charter.

(b)                                 Its Investment Committee, in the case of matters relating to asset management, including the selection, monitoring and removal of the investment options for the Plan, and the selection, monitoring and removal of investment managers or other investment providers (including the selection of the Trustee) with respect to the Plan, and such other matters specified in its charter.

(c)                                  Any individual, committee, or entity to whom responsibility for the operation and administration of the Plan is allocated to by action of one of the above.

15.1.2                  Committee Membership.  The Policy and Oversight Committee and the Investment Committee each will consist of at least three (3) members appointed by the Chief Executive Officer of Maytag (and in the absence of a current appointment, Maytag may act as administrator in any manner consistent with its corporate authority). Policy and Oversight Committee or Investment Committee members may be removed by the Chief Executive Officer at any time and for any reason, and may resign at any time and for any reason by giving written notice of resignation to the Chief Executive Officer; provided that, a Policy and Oversight Committee or Investment Committee member who is an Employee will automatically cease to be a member of the committee upon his/her Termination of Employment.

15.1.3                  Charters.  The Policy and Oversight Committee and Investment Committee, each acting on behalf of Maytag, will have such duties and responsibilities, and will act in such manner, as may be specified from time to time in the charter created for such committee, which are incorporated herein by reference.

15.2                        CERTAIN FIDUCIARY PROVISIONS.  Maytag is a “named fiduciary” of the Plan with authority to appoint additional named fiduciaries and to allocate responsibilities among them, and the power to appoint one or more investment managers (as defined in ERISA § 3(38)) to manage any assets of the Plan (including the power to acquire and dispose of such assets).  If so permitted by Maytag in the appointment of a named fiduciary, such named fiduciary may designate another person to carry out any or all of the fiduciary responsibilities of the named fiduciary; except that, a named fiduciary may not designate another person to carry out any responsibilities relating to the management or control of Plan assets other than in exercise of a power granted under the trust agreement to appoint an investment manager.

The Policy and Oversight Committee and Investment Committee are not named fiduciaries of the Plan; rather, each such committee, and the members thereof, acts on behalf of Maytag in its role as administrator and/or named fiduciary of the Plan.

15.3                        PAYMENT OF EXPENSES.  The compensation and expense reimbursements payable to any fiduciary, or to any recordkeeper or other non-discretionary service provider, any other fees and expenses incurred in the operation or administration of the Plan are an obligation of and will be paid out of the Trust Fund if not paid by Maytag and its Affiliates and if not prohibited by ERISA.  Such other fees and expenses include, but are not limited to, fees and expenses for investment education or advice services, distribution costs (for example, check-writing fees), premiums on bonds required under ERISA and direct cost incurred by Maytag or any Affiliate to the extent that the payment of such amounts out of the Trust Fund is not prohibited by ERISA.  Loan fees, distribution costs (for example, the actual check-writing fee) of any elective distribution and similar fees may be charged to the Accounts of the Participant if directed by Maytag and not prohibited under ERISA.

15.4                        ALLOCATION AND DELEGATION OF RESPONSIBILITY.

15.4.1      Delegations of Responsibility.  Maytag, the Policy and Oversight Committee and the Investment Committee, respectively, will have the authority to delegate from time to time, in writing, all or any part of their responsibilities under the Plan to such person or persons as they may deem advisable (and may authorize such person, upon receiving the written consent of the delegating authority, to delegate such responsibilities to such other person or persons as the delegating authority may authorize), and in the same manner to revoke any such delegation of responsibility.  Any action of the delegate in the exercise of the delegated responsibilities will have the same force and effect for all purposes as if the delegating authority had taken such action.

15.4.2      Allocations of Responsibility.  The Policy and Oversight Committee and the Investment Committee will have the authority to allocate from time to time, in writing, all or any part of its responsibilities under the Plan to one or more of its members as it may deem advisable, and in the same manner to revoke such allocations of responsibilities, to the extent not inconsistent with its charter.  Any action of the member to whom responsibilities are allocated in the exercise of such allocated responsibilities will have the same force and effect for all purposes hereunder as if the allocating authority had taken such action.

15.5                        FIDUCIARY CAPACITY.  Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

15.6                        CORRECTION OF ERRORS AND DUTY TO REVIEW INFORMATION.

15.6.1      Correction of Errors.  Errors may occur in the operation and administration of the Plan.  Maytag reserves the right to cause such equitable adjustments to be made to correct for such errors as it considers appropriate (including adjustments to Participant or Beneficiary Accounts), which will be final and binding on the Participant or Beneficiary.

15.6.2      Participant Duty to Review Information.  Each Participant and Beneficiary has the duty to promptly review any information that is provided or made available to the Participant or Beneficiary and that relates in any way to the operation and administration of the Plan or his/her elections under the Plan (for example, to review payroll stubs to make sure contribution elections are being implemented appropriately and loan payments are being deducted appropriately, to review benefit statements to make sure investment elections are being implemented appropriately, to review summary plan descriptions, and to review other documents) and to notify Maytag of any error made in the operation or administration of the Plan that affects the Participant or Beneficiary within thirty (30) days of the date such information is provided or made available to the Participant or Beneficiary (for example, the date the information is sent by mail or the date the information is provided or made available electronically).  If the Participant or Beneficiary fails to review any information or fails to notify Maytag of any error within such period of time, he/she will not be able to bring any claim seeking relief or damages based on the error.

If Maytag is notified of an alleged error within the thirty (30) day time period, Maytag will investigate and either correct the error or notify the Participant or Beneficiary that it believes that no error occurred.  If the Participant or Beneficiary is not satisfied with the correction (or the decision that no correction is necessary), he/she will have sixty (60) days from the date of notification of the correction (or notification of the decision that no correction is necessary), to file a formal claim under the claims procedures established for the Plan. Maytag reserves the right to make corrections and equitable adjustments at its discretion at any time.

15.7                        CLAIMS AND LIMITATIONS ON ACTIONS.

15.7.1      Claims Procedures.  Maytag will establish a claims procedure for the Plan as a separate written document (which may be a section in the summary plan description) that will be deemed to form a part of the Plan and is hereby incorporated by reference into the Plan.

15.7.2      Limitation on Actions After Exhaustion of Claims Process.  A claimant must follow the claims procedure (and comply with all applicable deadlines established as part thereof) as a condition to the receipt of any benefit under the Plan, and as a condition to the availability of any other relief under or with respect to the Plan.  The failure of a claimant to follow the claims procedure (including the failure to comply with the deadlines established as part thereof) will extinguish his/her right to file a subsequent claim or to file a lawsuit with respect to the claim.  If a claimant follows the claims procedure, but his/her final appeal is denied, he/she will have one year to file a lawsuit with respect to that claim, and failure to meet the one-year deadline will extinguish his/her right to file a lawsuit with respect to that claim.

15.8                        EXERCISE OF AUTHORITY.  Maytag, the Policy and Oversight Committee, the Investment Committee, and any other person who has authority with respect to the management, administration or investment of the Plan may exercise that authority in his/her/its full discretion, subject only to the duties imposed under ERISA.  This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the documents governing the Plan and relevant to the issue under consideration.  The exercise of authority will be binding upon all persons; and it is intended that the exercise of authority be given deference in all courts of law to the greatest extent allowed under law, and that it not be overturned or set aside by any court of law unless found to be arbitrary and capricious.

15.9                        AGENT FOR LEGAL PROCESS.  Maytag will be the agent for service of legal process with respect to any matter concerning the Plan (unless it designates some other entity or person as such agent).

15.10                 INDEMNIFICATION.  Maytag and its Affiliates jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and Employee against any and all liabilities, losses, costs, or expenses (including legal fees) of whatsoever kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person’s services in the administration of the Plan, but only if such person did not act dishonestly, or in bad faith, or in willful violation of the law or regulations under which such liability, loss, cost, or expense arises.

15.11                 TELEPHONIC OR ELECTRONIC NOTICES AND TRANSACTIONS.  Any notice that is required to be given under the Plan to a Participant or Beneficiary, and any action that can be taken under the Plan by a Participant or Beneficiary (including enrollments, changes in deferral percentages, loans, withdrawals, distributions, investment changes, consents, etc.), may be by means of voice response or other electronic system to the extent so authorized by Maytag and permitted under the Code or ERISA.  Any notice or other communication sent by a Participant or Beneficiary to Maytag, or to a recordkeeper or other service-provider acting on behalf of Maytag with respect to the Plan, via e-mail will be considered adequate only if it is sent to a specific e-mail address provided for purposes of such notice or other communication, it is confirmed to have been received and it complies with such other procedural requirements as may be established for this purpose by Maytag.

ARTICLE XVI

AMENDMENT, TERMINATION, MERGER

16.1                        AMENDMENT.

16.1.1      Amendment. Maytag may amend or terminate the Plan at any time and for any reason by action of the following:

(a)                                  Board of Directors. The Board of Directors can adopt any amendment to the Plan, and the following amendments (unless attributable to collective bargaining) are reserved exclusively to the Board of Directors:

(1)                                  Any amendment that effects a change in the fundamental design structure of the Plan; or

(2)                                  Any amendment with a cost impact to Maytag and its Affiliates with a net present value greater than fifteen million dollars ($15,000,000).

(b)                                 Compensation Committee.  The Compensation Committee can adopt any amendment to the Plan that is not reserved to the Board of Directors.

(c)                                  ERISA Executive Committee or Chief Executive Officer.  The ERISA Executive Committee can adopt any amendment to the Plan that is attributable to collective bargaining, and any other amendment provided the amendment is not reserved to the Board of Directors and has a cost impact to Maytag and its Affiliates that does not exceed five million dollars ($5,000,000) (that is, any amendment with a cost impact greater than five million dollars ($5,000,000) must be adopted by the Compensation Committee or the Board of Directors).  The ERISA Executive Committee, in its sole and absolute discretion, can determine the cost impact of an amendment, and the validity of amendment will not be open to challenge if based upon a good faith determination of the cost impact made by the ERISA Executive Committee.

(d)                                 Person With Delegated Authority.  The Board of Directors, the Compensation Committee and the ERISA Executive Committee, by signed writing, can delegate the amendment authority vested in such person or body to any other person, committee or body to the extent consistent with its charter.  In this regard, the Policy and Oversight Committee is hereby delegated the authority to revise and maintain any document that is incorporated by reference into this documents, including the claims procedure specified in the summary plan description.

No action by any person or body with amendment authority will constitute an amendment to the Plan unless it is expressly designated as an amendment to the Plan.

16.1.2      Effect on Prior Operation of Plan.  An amendment will not affect the operation of the Plan or the rights of any Participant retroactive to a date prior to the effective date of the amendment.  The Accounts of a Participant (and all payment options and other rights with respect thereto) will be determined and paid in accordance with the terms of the Plan in effect as of his/her Termination of Employment, without regard to any subsequent amendment to the Plan (including an amendment with an effective date retroactive to a date prior to Termination of Employment) unless such amendment is required by law to be applied to the Participant or the amendment expressly provides that it will apply to Participants who have already had a Termination of Employment.  Maytag reserves the right to adopt an amendment with a retroactive effective date to the extent that retroactive application of the amendment is required by law or for any other reason deemed appropriate by Maytag.

16.1.3      Effect on Vesting.  An amendment will not reduce the vested percentage of a Participant determined as of the later of the effective or adoption date of the amendment.  Further, if Maytag amends the vesting schedule under the Plan, with respect to any Participant who has three (3) or more years of vesting service (determined using the elapsed time methodology set forth in ERISA Reg. § 2530.200b-9), Maytag either will permit such Participant to elect to have his/her vested percentage computed without regard to such amendment or will amend the Plan to provide that the vested interest of such Participant will be the greater of his/her vested interest with regard to such amendment or his/her vested interest without regard to such amendment.

The election period for which the Participant may elect to have his or her vested percentage computed without regard to such amendment will begin no later than the adoption date of the amendment and end no earlier than sixty (60) days after the latest of the following dates:

(a)           The adoption date of the amendment;

(b)           The effective date of the amendment; or

(c)                                  The day of the Participant is issued written notice of the amendment.

16.1.4      Effect on Protected Benefits.  An amendment will not reduce any Account balance or eliminate any optional form of benefit to the extent to prohibited under Code § 411(d)(6).

16.2                        PERMANENT DISCONTINUANCE OF CONTRIBUTIONS.  Maytag may completely discontinue contributions under the Plan.  No Employee will become a Participant after such discontinuance and each Participant will be fully vested in his/her Account balance.  Subject to the foregoing, all of the provisions of the Plan will continue in effect, and upon entitlement thereto distributions will be made in accordance with the terms of the Plan.

16.3                        TERMINATION.  Maytag expects that it will continue the Plan, but its continuation is not a contractual obligation of Maytag or any Affiliate.  Maytag reserves the right to terminate the Plan at any time and for any reason.  After the Plan is terminated no further contributions will be made.  Distributions will be made to Participants and Beneficiaries promptly after the termination of the Plan, but not before the earliest date permitted under the Code and applicable regulations, and the Plan and any related trust agreement or group annuity contract will continue in force for the purpose of making such distributions.

16.4                        PARTIAL TERMINATION.  If Maytag determines that there has been a partial termination of the Plan, any Participant affected by such partial termination will become vested in his/her Account.

16.5                        MERGER, CONSOLIDATION, OR TRANSFER OF PLAN ASSETS.  If the Plan is merged or consolidated with any other plan, or if assets or liabilities of the Plan are transferred to any other plan, provision will be made so that each Participant and Beneficiary would (if such other plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he/she would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

16.6                        DEFERRAL OF DISTRIBUTIONS.  In the case of a complete discontinuance of contributions to the Plan or of a complete or partial termination of the Plan, Maytag or the Trustee may defer any distribution of benefits to Participants and Beneficiaries with respect to which such discontinuance or termination applies (except for distributions which are required to be made under Code § 401(a)(9)) until appropriate adjustment of Accounts to reflect taxes, costs, and expenses, if any, incident to such discontinuance or termination.

ARTICLE XVII

MISCELLANEOUS PROVISIONS

17.1        SPECIAL TOP-HEAVY RULES.  The following provisions apply in any Plan Year in which the Plan is top-heavy.

17.1.1      Minimum Contribution.  If the Plan is top-heavy for a Plan Year, a minimum contribution will be made for such Plan Year on behalf of each Active Participant who is not a Key Employee and who is employed with Maytag or an Affiliate on the last day of such Plan Year.  The minimum contribution will equal that percentage of the Participant’s compensation for the Plan Year which is the smaller of:

(a)                                  Three percent (3%).

(b)                                 The percentage which is the largest percentage of compensation allocated to any Key Employee from employer contributions for such Plan Year.

The Base Before-Tax and Catch-Up Contributions made on behalf of a Participant who is not a Key Employee will not be counted toward the minimum contribution required under this Sec. 18.1.1 (however, such contributions made on behalf of Key Employees will be counted for purposes of determining the percentage in (b) above).

17.1.2                  Definitions.  The following terms have the following meanings in this Section:

(a)           “Determination Date” means the last day of the preceding Plan Year.

(b)           “Determination Period” means the Plan Year in which the applicable Determination Date occurs and the four preceding Plan Years.

(c)           “Key Employee” means any Employee or former Employee of Maytag or an Affiliate who is defined as such under Code § 416(i).

(d)           “Required Aggregation Group” means each qualified plan of Maytag or an Affiliate in which at least one Key Employee participates in the Plan Year that contains the Determination Date or any of the four preceding Plan Years, and any other qualified plan of Maytag or an Affiliate that enables such a Plan to meet the requirements of Code §§ 401(a)(4) or 410.

(e)                                  “Permissive Aggregation Group” means the Required Aggregation Group plus any other qualified plan of Maytag or an Affiliate which, when consolidated as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code §§ 401(a)(4) or 410.

(f)                                    “Present Value” for purposes of determining whether a defined benefit plan is Top-Heavy, will be calculated using the actuarial assumptions specified in the defined benefit plan for this purpose.

(g)                                 “Top-Heavy” means the condition of the Plan that exists (or would exist) for any Plan Year if:

(1)                                  The Plan is not part of a Required Aggregation Group and the top-heavy ratio for the Plan exceeds sixty percent (60%); or

(2)                                  The Plan is a part of a Required Aggregation Group and the top-heavy ratio for the Required Aggregation Group exceeds sixty percent (60%).

Notwithstanding the above, the Plan is not Top-Heavy if the Plan is a part of a Permissive Aggregation Group and the top-heavy ratio for the Permissive Aggregation Group does not exceed sixty percent (60%).

The “top-heavy ratio” for this purpose means a fraction, the numerator of which is the sum of account balances as of the Determination Date of all Key Employees under all defined contribution plans maintained by Maytag or an Af-filiate (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the Present Value of accrued benefits as of the Determination Date of all Key Employees under all de-fined benefit plans maintained by Maytag or an Affiliate, and the denominator of which is the sum of all account balances as of the Determination Date of all Employees under all such defined contribution plans (including any part of any account balance distributed in the five-year period ending on the Determination Date), and the Present Value of accrued benefits as of the Determination Date of all Employees under all such defined benefit plans, all deter-mined in accordance with Code § 416 and the regulations thereunder.  The account balances under a defined contri-bution plan and the accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio will be increased for any distribution made during the one-year period (or, in the case of a distribution for any reason other than separation from service, death or disability, the five-year period) ending on the Determina-tion Date.

For purposes of calculating the top-heavy ratio, the value of the account balances and the accrued benefits will be determined as of the most recent Valuation Date that falls within the 12-month period ending on the Determination Date.  If an individual has not performed services for the Company or an Affiliate at any time during the one-year period ending on the Determination Date, any account balance or accrued benefit of such individual will be disregarded.

(h)                                 “Valuation Date” is the last day of each Plan Year and is the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

17.1.3                  Exception For Collective Bargaining Unit.  The minimum contribution requirement described above will not apply to any Collective Bargaining Employee if retirement benefits were the subject of good faith bargaining between the employee representative and Maytag or any Affiliate.

17.1.4                  Defined Benefit Plan Accrued Benefit.  For purposes of determining if a defined benefit plan included in a Required Aggregation Group of which this Plan is a part is a Top-Heavy Plan, the accrued benefit to any employee (other than a Key Employee) will be determined under the method which is used for accrual purposes under all defined benefit plans maintained by the Company and its Affiliates, or if there is no such method, as if such benefit accrued not more rapidly than the lowest accrual rate permitted under Code § 411(b)(C).

17.2                        QUALIFIED MILITARY SERVICE.  The Plan will comply with the requirements of Code § 414(u) with respect to each Participant who is absent from service because of “qualified military service” (as defined in Code § 414(u)(5)) provided that he/she returns to employment within such period after the end of the qualified military service as is prescribed under Code § 414(u) (or other federal law cited therein).  Accordingly, any such Participant will be permitted to make additional Before-Tax Contributions after his/her reemployment, will receive Matching Contributions on such Before-Tax Contributions, and will receive service credit for the period of qualified military service as required under Code § 414(u).

17.3                        INSURANCE COMPANY NOT RESPONSIBLE FOR VALIDITY OF PLAN.  Any insurance company that issues a contract under the Plan will not have any responsibility for the validity of the Plan.  An insurance company to which an application may be submitted hereunder may accept such application and will have no duty to make any investigation or inquiry regarding the authority of the applicant to make such application or any amendment thereto or to inquire as to whether a person on whose life any contract is to be issued is entitled to such contract under the Plan.

17.4                        NO GUARANTEE OF EMPLOYMENT.  The Plan is not an employment agreement, and participation herein does not constitute a guarantee of employment with Maytag or any Affiliate.  Nothing herein will interfere with the right of Maytag or any Affiliate to discipline, discharge, or take any other action with respect to an Employee at any time.

17.5                        USE OF COMPOUNDS OF WORD “HERE”.  Use of the words “hereof,” “herein,” “hereunder,” or similar compounds of the word “here” will mean and refer to the entire Plan unless the context clearly indicates to the contrary.

17.6                        CONSTRUED AS A WHOLE.  The Plan is to be construed as a whole in such manner as to carry out its purpose and a given provision is not to be construed separately without relation to the context.

17.7                        HEADINGS.  Headings at the beginning of Articles and Sections are for convenience of reference, are not considered a part of the text of the Plan, and will not influence its construction.

* * * * * * * * * *

IN WITNESS WHEREOF, Maytag Corporation has caused this instrument to be executed on this         day of September, 2004, effective as of September 1, 2004, by its Senior Vice President of Human Resources pursuant to a delegation of authority from the ERISA Executive Committee by resolution of such committee dated July 28, 2004.

ATTEST:		MAYTAG CORPORATION

By		By
	Secretary		Mark W. Krivoruchka
Senior Vice President of Human Resources

APPENDIX A

LIST OF ELIGIBLE GROUPS AND MATCHING CONTRIBUTION FORMULAS

The Matching Contribution under Sec. 5.1.1(a) will be determined each calendar month based on the Before-Tax Contributions (disregarding Before-Tax Contributions made under Sec. 4.1.3) and Compensation for payroll periods ending within the month.  The eligible employee groups and the formula applicable to each group is as follows:

Eligible Employee Group:

•                  All Salaried Employees:

•                  Including Salaried Employees of Maytag.

•                  Including Salaried Employees of Maytag Manufacturing.

•                  Including Salaried Employees of Maytag International, Inc.

•                  Including Salaried Employees of The Hoover Company I L.P.

•                  Including Salaried Employees of The Hoover Company (Sales).

•                  Including Salaried Employees of Dixie-Narco, Inc.

•                  Including Salaried Employees of Maytag Services.

•                  Including Salaried Employees of Maytag Appliances Sales Company.

•                  Excluding Salaried Employees at Jade Products (see below).

Matching Contribution from September 1, 2004 Forward:

•                  For Cash Balance Formula Participants:  One-hundred percent (100%) of Before Tax Contributions on the first three percent (3%) of Compensation, and fifty percent (50%) of Before Tax Contributions on the next two percent (2%) of Compensation.  Before-Tax Contributions in excess of five percent (5%) of Compensation are disregarded in determining the Matching Contribution.

•                  For Participants other than Cash Balance Formula Participants: Fifty percent (50%) of Before Tax Contributions on the first six percent (6%) of Compensation. Before Tax Contributions in excess of six percent (6%) of Compensation are disregarded in determining the Matching Contribution.

Eligible Employee Group:

•                  General Hourly Employees of Jackson Dishwashing Products in Jackson, Tennessee.

•                  General Hourly Employees of Maytag Services in Milan, Tennessee.

•                  General Hourly Employees of Florence Laundry Products in Florence, South Carolina.

•                  General Hourly Employees of Searcy Laundry Products in Searcy, Arkansas.

•                  Collective Bargaining Employees working as guards at Newton Laundry Products in Newton, Iowa.

•                  General Hourly Employees of Dixie-Narco in Williston, South Carolina.

•                  General Hourly Employees of Cleveland Cooking Products in Cleveland, Tennessee.

•                  General Hourly Employees of Maytag at Regional Distribution Centers.

Matching Contribution from September 1, 2004 Forward:

•                  For Cash Balance Formula Participants:  One-hundred percent (100%) of Before Tax Contributions on the first three percent (3%) of Compensation, and fifty percent (50%) of Before Tax Contributions on the next two percent (2%) of Compensation.  Before-Tax Contributions in excess of five percent (5%) of Compensation are disregarded in determining the Matching Contribution.

•                  For Participants other than Cash Balance Formula Participants: Fifty percent (50%) of Before Tax Contributions on the first six percent (6%) of Compensation. Before Tax Contributions in excess of six percent (6%) of Compensation are disregarded in determining the Matching Contribution.

Eligible Employee Group:

•                  General Hourly Employees of The Hoover Company I L.P. employed at the El Paso, Texas plant.

•                  Salaried Employees of Jade Products in Commerce, California.

•                  General Hourly Employees of Jade Products in Commerce, California.

Matching Contribution from September 1, 2004 Forward:

•                  One-hundred percent (100%) of Before Tax Contributions on the first three percent (3%) of Compensation, and fifty percent (50%) of Before Tax Contributions on the next two percent (2%) of Compensation. Before-Tax Contributions in excess of five percent (5%) of Compensation are disregarded in determining the Matching Contribution.

Eligible Employee Group:

•                  Collective Bargaining Employees hired on or after January 1, 1995 at Galesburg Refrigeration Products in Galesburg, Illinois as production or maintenance employees who are members of Midwest Lodge No. 2063, International Association of Machinist and Aerospace Workers, AFL-CIO, and who elected to be eligible to participate in the Plan in lieu of receiving a twenty-two dollar ($22) benefit from the Maytag Corporation Employees’ Retirement Plan.

•                  Collective Bargaining Employees hired before April 18, 1989, on an hourly basis as office employees working at Galesburg Refrigeration Products in Galesburg, Illinois, who are members of the Local 444, Office and Professional International Union, AFL-CIO, and who made a one time election on that date to be eligible for the Plan, and those Collective Bargaining Employees employed on or after April 18, 1989, on an hourly basis as office employees at this location.

•                  Collective Bargaining Employees in Herrin, Illinois, who are covered under the collective bargaining agreement with the Office and Professional Employees International Union, Local 13.

Matching Contribution from September 1, 2004 Forward:

•                  Fifty percent (50%) of Before Tax Contributions on the first six percent (6%) of Compensation. Before Tax Contributions in excess of six percent (6%) of Compensation are disregarded in determining the Matching Contribution.

Eligible Employee Group:

•                  Collective Bargaining Employees of The Hoover Company I L.P. represented by the International Brotherhood of Electrical Workers, Local 1985, in the North Canton, Canton or Jackson Township/Stark County, Ohio plants, excluding members of the security force.

Matching Contribution from September 1, 2004 Forward:

•                  For Cash Balance Formula Participants:  One-hundred percent (100%) of Before Tax Contributions on the first three percent (3%) of Compensation, and fifty percent (50%) of Before Tax Contributions on the next two percent (2%) of Compensation.  Before-Tax Contributions in excess of five percent (5%) of Compensation are disregarded in determining the Matching Contribution.

•                  For Participants other than Cash Balance Formula Participants: Fifty percent (50%) of Before Tax Contributions on the first six percent (6%) of Compensation. Before Tax Contributions in excess of six percent (6%) of Compensation are disregarded in determining the Matching Contribution.

Eligible Employee Group:

•                  Collective Bargaining Employees of Maytag Services in New York and New Jersey.

Matching Contribution from September 1, 2004 through February 28, 2005:

•                  Twenty-five percent (25%) of Before Tax Contributions on the first three percent (3%) of Compensation.  Before Tax Contributions in excess of three percent (3%) of Compensation are disregarded in determining the Matching Contribution.

Matching Contribution from March 1, 2005 Forward:

•                  Fifty percent (50%) of Before Tax Contributions on the first six percent (6%) of Compensation.  Before Tax Contributions in excess of six percent (6%) of Compensation are disregarded in determining the Matching Contribution.

Eligible Employee Group:

•                  Collective Bargaining Employees working at Herrin Laundry Products in Herrin, Illinois and covered under the collective bargaining agreement with the International Association of Machinists Local 554 who made a one-time election to participate in the Plan on January 1, 2001, and those Eligible Employees employed after June 11, 2000, on an hourly basis at the above location.

Matching Contribution from September 1, 2004 Forward:

•                  Twenty-five percent (25%) of Before Tax Contributions on the first five percent (5%) of Compensation. Before Tax Contributions in excess of five percent (5%) of Compensation are disregarded in determining the Matching Contribution.

Eligible Employee Group:

•                  Collective Bargaining Employees in Amana, Iowa.

Matching Contribution from September 26, 2004 Forward:

•                  For Cash Balance Formula Participants:  One-hundred percent (100%) of Before Tax Contributions on the first three percent (3%) of Compensation, and fifty percent (50%) of Before Tax Contributions on the next two percent (2%) of Compensation.  Before-Tax Contributions in excess of five percent (5%) of Compensation are disregarded in determining the Matching Contribution.

•                  For Participants other than Cash Balance Formula Participants: Fifty percent (50%) of Before Tax Contributions on the first six percent (6%) of Compensation. Before Tax Contributions in excess of six percent (6%) of Compensation are disregarded in determining the Matching Contribution.

Eligible Employee Group:

•                  Collective Bargaining Employees in Newton, Iowa, who are covered by the collective bargaining agreement with International Union, United Auto, Aerospace and Agricultural Implement Workers of America Local Union 997.

Matching Contribution from June 1, 2004 Forward:

•                  For Cash Balance Formula Participants:  One-hundred percent (100%) of Before Tax Contributions on the first three percent (3%) of Compensation, and fifty percent (50%) of Before Tax Contributions on the next two percent (2%) of Compensation.  Before-Tax Contributions in excess of five percent (5%) of Compensation are disregarded in determining the Matching Contribution.

•                  For Participants other than Cash Balance Formula Participants:  N/A (presently, only Cash Balance Formula Participants are eligible to receive Matching Contribution)